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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)
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3475 E. Foothill Boulevard
Pasadena, California 91107
(626) 351-4664
 www.tetratech.com

NOTICE OF ANNUAL
MEETING

AND

2018 PROXY STATEMENT

Thursday, March 8, 2018	10:00 a.m. (PT)

LETTER TO STOCKHOLDERS
FROM OUR BOARD OF DIRECTORS

January 24, 2018

Dear Fellow Stockholder:

We thank you for your investment in Tetra Tech, and for trusting us to represent you and oversee your interests in our Company.

The Board understands that we are elected by our stockholders to oversee the Company's long-term health and overall success. We are the Company's ultimate decision-making body, except for those matters reserved to or shared with stockholders, and we play a critical role in strategic planning.

We select, oversee and evaluate a very capable management team that conducts the day-to-day business of the Company and is optimistic about the future of this business. They have taken thoughtful and decisive steps to focus the business on "Leading with Science®," and providing high-end consulting and engineering solutions that are differentiated and of long-lasting sustainable value to clients. The Company remains committed to delivering long-term value for our stockholders. Management and your Board are pleased to report a 91% increase in our total shareholder return over the last three years, and we remain optimistic about the Company's future.

One of our priorities is listening to the views of our stockholders and considering them as we make decisions in the boardroom. Through management, we engage with stockholders during an annual outreach cycle and, based on this engagement, we made significant enhancements to the Company's governance and compensation programs over the last few years.

Executive Compensation

Our stockholders continue to tell us that a fundamental principle underlying any compensation program is that it should pay for performance. We agree, and our feedback from stockholders continues to contribute to our compensation decisions. Our Compensation Committee regularly assesses the Company's compensation programs, and the enhancements are designed to further align our business and talent strategies with the long-term interests of our stockholders.

Board Refreshment and Diversity

The issue of Board refreshment has emerged as an important area of focus for stockholders. We agree that new perspectives and new ideas are critical to a forward-looking and strategic Board. At the same time, it is also important to benefit from the valuable experience and insight that longer-serving Directors bring to the boardroom.

Ensuring diverse perspectives, including a mix of skills, experience and backgrounds, is key to effectively representing the long-term interests of our stockholders. Doing so is a top priority of the Board. In the last four years, three new Directors were elected and one long-term Director retired. As a result, the average tenure for our Directors has been reduced and our Board's gender diversity is currently one third women. Further, the Board determined that the role of Presiding Director would rotate to ensure independence, and the term of the Presiding Director would be limited to four years. We remain committed to ensuring that your Board is composed of a highly capable and diverse group of Directors, well-equipped to oversee the success of the business and effectively represent the interests of our stockholders.

Board Risk Oversight

The Board oversees the Company's risk profile and monitors the management of risks within the Company. The Strategic Planning and Enterprise Risk Committee has been tasked with coordinating the Board's risk oversight function. This Committee oversees our enterprise risk management policies and procedures, particularly in the areas of strategic, operational and compliance risk. Each of our other three Committees also oversees specific areas of risk management.

Cybersecurity is also a critical priority for the entire Company. The Strategic Planning and Enterprise Risk Committee receives reports from the Chief Information Officer regarding the Company's information technology systems, and dedicates time in its agenda for a discussion of cybersecurity and other important risk issues.

Board Accountability

As we conduct the activities of this Board, we consider accountability to stockholders as not only a mark of good governance, but a key to the long-term success of our Company. We remain accountable through a variety of governance practices, including:

    •
    The annual election of all Directors;

    •
    A majority vote bylaw in uncontested Director elections;

    •
    An independent Presiding Director who presides over executive sessions of all independent directors;

    •
    An annual Board evaluation process;

    •
    The right of stockholders to call a special meeting;

    •
    An annual advisory vote on executive compensation; and

    •
    Proactive stockholder engagement.

Communicating with the Board

Finally, we value your input and encourage you to share your thoughts or concerns with us. To facilitate communication by stockholders, please address communications to the Tetra Tech Board of Directors in care of the Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107 or by email to asktheboard@tetratech.com.

As always, thank you for the trust you have placed in us.

Dan L. Batrack	Hugh M. Grant	Patrick C. Haden
J. Christopher Lewis	Joanne M. Maguire	Kimberly E. Ritrievi
Albert E. Smith	J. Kenneth Thompson	Kirsten M. Volpi

January 24, 2018

Dear Tetra Tech Stockholders:

              You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, on Thursday, March 8, 2018, at 10:00 a.m. Pacific Time.

              Details of the business to be conducted at the Annual Meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.

              We use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

              Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

              Thank you for your continued support of Tetra Tech. We look forward to seeing you at the Annual Meeting.

Dan L. Batrack
Chairman and Chief Executive Officer

Pasadena, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting Your Shares" in the Meeting and Voting Information section of this proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

              You are cordially invited to attend our 2018 Annual Meeting of Stockholders to be held on Thursday, March 8, 2018, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101. At the meeting, stockholders will vote on the following items of business:

  1.
  To elect the nine directors nominated by our Board to serve a one-year term;

  2.
  To approve, on an advisory basis, our executive compensation;

  3.
  To approve our 2018 Equity Incentive Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018; and

  5.
  To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

              The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof is January 12, 2018. Our Board recommends that stockholders vote FOR each of the director nominees nominated by our Board, and FOR Items 2, 3 and 4. After considering these items of business at the meeting, Dan Batrack, our Chairman and Chief Executive Officer, will review our fiscal 2017 performance and answer your questions.

              Even if you cannot attend the Annual Meeting, it is important that your shares be represented and voted. You may vote as follows:

By Telephone	On the Internet	By Mail	In Person
In the U.S. or Canada, you can vote your shares by calling 1.800.690.6903 before 11:59 p.m. Eastern Time on March 7, 2018.	You can vote your shares online at www.proxyvote.com before 11:59 p.m. Eastern Time on March 7, 2018.

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope provided or sending it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they wish to vote in person.

              On behalf of the Board of Directors, management and employees of Tetra Tech, thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS
Preston Hopson Senior Vice President, General Counsel and Secretary
Pasadena, California January 24, 2018

PROXY SUMMARY

              This section contains summary information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. Stockholders are urged to read the entire proxy statement before voting.

TETRA TECH

              Tetra Tech is a leading provider of consulting and engineering services that focuses on water, environment, infrastructure, resource management, energy and international development. We are a global company that is renowned for our expertise in providing water-related solutions for public and private clients. Engineering News-Record, the leading trade journal for our industry, has ranked Tetra Tech as the number one water services firm for 14 consecutive years, most recently in its May 2017 "Top 500 Design Firms" issue. In 2017, we were also ranked number one in water treatment/desalination, water treatment and supply, environmental management, dams and reservoirs, solid waste, and wind power. We were ranked among the 10 largest firms in numerous other services lines, including engineering/design, environmental science, chemical and soil remediation, site assessment and compliance, and hazardous waste.

              Our approach is to serve our clients by Leading with Science®, which differentiates us in the marketplace, and emphasizes innovation and investment in new and emerging technologies in growing our business. Our reputation for high-end consulting and engineering expertise, and our ability to apply our skills to develop innovative solutions for our clients, has supported our growth for over 50 years. By combining ingenuity and practical experience, we have helped to advance solutions for managing water, protecting the environment, providing energy, and engineering the infrastructure for our cities and communities. Today, we are working on projects worldwide, and currently have more than 16,000 staff, and over 400 offices.

ANNUAL MEETING INFORMATION

Time And Date	10:00 a.m. Pacific Time on Thursday, March 8, 2018

Place	Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101

Record Date	Stockholders as of the close of business on January 12, 2018

Attending the Meeting	Please follow the instructions described under "Annual Meeting Procedures" in the Meeting and Voting Information section of this proxy statement

i

ITEMS BEING VOTED ON AT ANNUAL MEETING

Item		Board Recommendation	Vote Required	Discretionary Broker Voting

1.	Election of directors	FOR each nominee	Majority of votes cast	No

2.	Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No

3.	Approval of the 2018 Equity Incentive Plan	FOR	Majority of shares represented and entitled to vote	No

4.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018	FOR	Majority of shares represented and entitled to vote	Yes

FISCAL 2017 PERFORMANCE HIGHLIGHTS

              Summary.    Tetra Tech's fiscal 2017 operating results reflected a significant improvement compared to fiscal 2016, which was itself a year of strong operational and financial performance, and we achieved record-highs in revenue, operating income, and diluted earnings per share (EPS). Our focus on providing clients with high-end consulting and engineering services, primarily in the water, environment and infrastructure markets, has resulted in increased margins and reduced risk in our business.

              Our fiscal 2017 revenue growth was generally consistent with our annual operating plan, and resulted from broad-based contract wins. The revenue growth was led by our U.S. federal government business, which increased 15% compared to fiscal 2016, and our U.S. state and local government business, which increased 14% compared to the prior year. We began fiscal 2018 with authorized and funded backlog that reached an all-time high in the fourth quarter of fiscal 2017.

              Highlights of our fiscal 2017 results of operations as reported in our fiscal year 2017 Annual Report on Form 10-K are noted below:

Fiscal 2017 Highlights
($ in millions, except EPS)

              Strong Stock Price Performance.    Our strong annual total stockholder return (TSR) of 32% in fiscal 2017 (September 30, 2016 to September 29, 2017) contributed to our cumulative TSR of 91% for the fiscal 2015 through fiscal 2017 period (September 26, 2014 to September 29, 2017). We compare our TSR to the S&P 1000 and our TSR peer group (listed on p. 52 of this proxy statement), and outperformed both in fiscal 2017 and over the cumulative three-year period. Our three-year percentile vs. our TSR peer group and the S&P 1000 was 89% and 82%, respectively. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

One- and Three-Year TSR

              Disciplined Capital Allocation.    Effectively deploying capital is one of our core strategies, and we have been consistently disciplined in our execution of that strategy by returning cash to our stockholders through dividends and stock repurchases, while being a strategic and financially disciplined investor with respect to acquisitions. Over the last three years, we have returned $360 million to stockholders.

Return of Cash to Stockholders

CORPORATE GOVERNANCE HIGHLIGHTS

              Our corporate governance policies and practices reflect our values, and allow our Board to effectively oversee our company in the interest of creating long-term value. The key elements of our program and the related benefits to our stockholders are set forth below:

Our Practice or Policy	Description and Benefit to Our Stockholders

STOCKHOLDER RIGHTS

Annual Election of Directors	Our directors are elected annually, reinforcing their accountability to our stockholders.

Single Class of Outstanding Voting Stock	We have no class of preferred stock outstanding, which means that our common stockholders together control our company with equal voting rights.

Majority Voting for Director Elections	We have a majority vote standard for uncontested director elections, which increases Board accountability to stockholders.

Mandatory Director Resignation Policy	Incumbent directors who receive more "AGAINST" votes than "FOR" votes must tender their resignation to the Board for consideration.

No Poison Pill	We do not have a stockholder rights plan (commonly referred to as a "poison pill").

Stockholder Calls for Special Meetings	Our bylaws allow stockholders owning 20% or more of our outstanding shares to call a special meeting of stockholders.

Our Practice or Policy	Description and Benefit to Our Stockholders

BOARD STRUCTURE

Governance Policies	Our Corporate Governance Policies provide stockholders with information regarding the best practice principles of our corporate governance program and Board framework.

90% Independent	All of our current directors, except our Chairman/Chief Executive Officer (CEO), are independent, ensuring that our directors oversee our company without undue influence from management.

Robust Presiding Director Role	Our Presiding Director is selected by our independent directors for a four-year term to perform clearly delineated duties, such as presiding at executive sessions of our Board and serving as the principal liaison between the independent directors and the CEO.

Committee Governance	Our Board Committees have written charters that clearly establish their respective roles and responsibilities, and are comprised exclusively of independent directors. Committee composition and charters are reviewed annually by our Board.

Mandatory Retirement	We have adopted a mandatory director retirement age of 75, which helps ensure regular refreshment of our Board. However, Mr. Grant has been exempted because of his special qualifications and experience, and the Board has waived this mandatory retirement requirement solely for him.

Board Refreshment	Our Board's Nominating and Corporate Governance (NCG) Committee annually reviews our Board composition, which helps ensure we have the right balance between continuity and fresh perspectives. We added three new directors over the last four years and one long-serving director retired, thereby reducing the average tenure of the Board.

Annual Performance Evaluations	Our NCG Committee oversees an annual performance evaluation of our Board, and its Committees and leadership, to ensure they continue to serve the best interests of stockholders.

Access to Management and Experts	Our Board and Committees have complete access to all levels of management and can engage advisors at our expense, giving them access to employees with direct responsibility for managing our company and experts to help them fulfill their oversight responsibilities on behalf of our stockholders.

Succession Planning	Our Board's NCG Committee and/or our full Board reviews potential CEO and other senior executive successors annually to develop our future leaders and ensure we can sustain business continuity.

EXECUTIVE COMPENSATION

At-Risk, Performance-Based Compensation	For fiscal 2017, 82% of our CEO's target total direct compensation (TDC), and an average of 64% of our other Named Executive Officers' (NEOs') target TDC, was at-risk (all compensation components other than base salary). Further, 67% of our CEO's target TDC, and an average of 54% of our other NEOs' target TDC, was performance-based (annual incentive plan (AIP) award, options and performance share units (PSUs)).

Annual Say-on-Pay Vote	Stockholders have the opportunity annually to cast an advisory vote on our executive compensation.

Executive and Director Stock Ownership Guidelines	All of our directors (other than Ms. Maguire who joined the Board in November 2016) and executive officers have met our stock ownership guidelines, helping ensure the alignment of their interests with those of our stockholders.

Best Practices	Our executive compensation program reflects a number of best practices that are summarized at the end of this proxy summary and in the executive summary of the Compensation Discussion and Analysis section of our proxy statement.

v

2018 DIRECTOR NOMINEES

              Our Board has overseen the continuing transformation of our company, including our strategic decision to focus on our high-end consulting and engineering business. Further, the Board has overseen the continuation of our capital allocation plan, which included share repurchases of $100 million and cash dividends of $22 million in fiscal 2017. Our Board members have demonstrated their commitment to diligently and effectively executing their fiduciary duties on behalf of our stockholders, and we recommend that each of the following currently serving directors be re-elected at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC	SC

Dan L. Batrack	59	2005	Chairman and CEO, Tetra Tech, Inc.	No

Hugh M. Grant	81	2003	Retired Vice Chair & Regional Managing Partner, Ernst & Young LLP	Yes	C		M

Patrick C. Haden	64	1992	President, Wilson Avenue Consulting	Yes		M	M

J. Christopher Lewis	61	1988	Managing Director, Riordan, Lewis & Haden	Yes	M	M

Joanne M. Maguire	63	2016	Retired Executive Vice President, Lockheed Martin Space Systems Company	Yes			C	M

Kimberly E. Ritrievi	59	2013	President, The Ritrievi Group LLC	Yes	M			M

Albert E. Smith (PD)	68	2005	Retired Executive Vice President, Lockheed Martin	Yes			M	C

J. Kenneth Thompson	66	2007	President and CEO, Pacific Star Energy, LLC	Yes		C		M

Kirsten M. Volpi	53	2013	EVP for Finance and Administration, COO, CFO and Treasurer, Colorado School of Mines	Yes	M	M

AC = Audit Committee         CC = Compensation Committee         GC = Nominating and Corporate Governance Committee
SC = Strategic Planning and Enterprise Risk Committee         M = Member         C = Chair         PD = Presiding Director

EXECUTIVE COMPENSATION HIGHLIGHTS

              Our Board's Compensation Committee designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. We pay for performance, with compensation dependent on our achieving financial and business performance objectives that advance the interests of our stockholders.

              We value our stockholders' opinions about our governance and compensation practices, and we actively solicit input through our stockholder outreach program. In advance of the 2018 Annual Meeting, we engaged in telephonic, email and/or in-person discussions with stockholders representing more than 50% of our outstanding shares.

              The TDC paid to our executives is comprised of the following three components:

•
Base salary;

•
Performance-based cash incentive under our AIP; and

•
Long-term incentives (LTIs) delivered in equity and consisting of:

•
50% PSUs with cliff vesting after a three-year performance period, subject to achievement of the applicable performance goals, based 50% on EPS growth and 50% on relative TSR,

•
25% stock options vesting over four years, subject to the holder's continuous employment by us through the applicable vesting date, and

•
25% restricted stock units (RSUs) vesting over four years, subject to the holder's continuous employment by us through the applicable vesting date.

Fiscal 2017 Elements of Annual and Long-Term Compensation

              We structure the TDC of our Named Executive Officers (NEOs) so that it results in payments that approximate the market median, giving consideration to various factors, including: responsibilities, individual performance, tenure, retention, company performance, succession planning and competitive market levels. The majority of this compensation is tied to financial, operational or stock price performance and is therefore "at risk", meaning that if we fail to achieve our financial objectives and create stockholder value, our executives may ultimately not realize some or all of the performance-based components of compensation and result in payments below the market median. In fiscal 2017, 82% of our CEO's target TDC, and an average of 64% of our other NEOs' target TDC, was at-risk (all compensation components other than base salary). Further, 67% of our CEO's target TDC, and an average of 54% of our other NEOs' target TDC, was performance-based (AIP award, options and PSUs).

Fiscal 2017 Target Total Direct Compensation Mix*

*
See the Compensation Discussion and Analysis section of this proxy statement for a description of the manner in which these amounts are determined.

Pay for Performance

              Our Compensation Committee designed the executive compensation program to reflect its philosophy that a majority of compensation should be tied to our success in meeting predetermined performance objectives, the achievement of which should positively influence our stock price. The objective is to motivate the executives to achieve these annual and long-term financial goals in order to deliver a consistent and sustainable return to our stockholders. As indicated below, for the period from fiscal 2014 to 2017, our CEO reported compensation increased 20% and, on average, our other NEOs reported compensation increased 27%, compared to the 91% increase in our TSR performance over the same period. See the Compensation Discussion and Analysis and the Summary Compensation Table in this proxy statement for additional information.

Change in Reported Compensation Compared to Three-Year Cumulative TSR
Fiscal 2014 to Fiscal 2017

Compensation Best Practices

              As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is aligned with our goals and strategies and reflects best practices.

What We Do

✔
Pay for performance: in fiscal 2017, 82% of our CEO's target TDC, and an average of 64% of our other NEOs' target TDC, was at-risk; and 67% of our CEO's target TDC, and an average of 54% of our other NEOs' target TDC, was tied to company performance
✔
Emphasize long-term performance: in fiscal 2017, 61% of our CEO's target TDC, and an average of 40% of our other NEOs' target TDC, was equity-based and thereby tied to creating stockholder value
✔
Use double-trigger change in control vesting provisions: vesting of equity following a change in control requires a qualifying termination of employment within two years
✔
Maintain stock ownership guidelines for both executives and the Board of Directors
✔
Maintain a clawback policy
✔
Use an independent compensation consultant retained directly by the Compensation Committee
✔
Regularly assess potential risks relating to our compensation policies and practices
✔
Annually review the Compensation Committee's charter and evaluate the Compensation Committee's performance

What We Don't Do

X
Have employment agreements with our NEOs
X
Excise tax gross up payments in connection with change in control severance benefits
X
Provide gross-ups to cover tax liabilities associated with executive perquisites
X
Permit directors or officers to hedge or pledge company stock
X
Grant stock options with an exercise price less than the fair market value on the date of grant
X
Re-price or exchange stock options without stockholder approval
X
Promise multi-year guarantees for bonus payouts or salary increases
X
Pay accrued dividend equivalents unless and until the underlying equity awards vest

APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

              We last sought shareholder approval of a new equity incentive plan in 2015. We are seeking approval and adoption of the Tetra Tech, Inc. 2018 Equity Incentive Plan (2018 Plan), which provides for the grant of stock options (including non-qualified and incentive stock options, SARs, restricted stock, restricted stock units (RSUs), stock bonus awards, dividend equivalents and performance compensation awards (including, but not limited to, performance stock units (PSUs)). The purpose of the 2018 Plan is to promote the interests of the company and our stockholders by enabling us to offer our employees, directors, consultants and advisors an opportunity to acquire an equity interest in the company so as to better attract, retain, and reward our service providers and, accordingly, to strengthen the mutuality of interests between participants in the 2018 Plan and our stockholders by providing such participants with a proprietary interest in pursuing our long-term growth and financial success. Our Board unanimously determined that the 2018 Plan is in the best interests of our company and its stockholders.

RATIFICATION OF APPOINTMENT OF PWC

              Our Board's Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2018 fiscal year, and our Board is seeking stockholder ratification of the appointment. PwC is knowledgeable about our operations and accounting practices, and is well qualified to act as our independent registered public accounting firm. The Audit Committee considered the qualifications, performance and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during fiscal 2017, and has determined that the reappointment of PwC is in the best interest of our company and its stockholders.

x

PROXY STATEMENT FOR TETRA TECH, INC.
2018 ANNUAL MEETING OF STOCKHOLDERS

CORPORATE GOVERNANCE, SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY

              Our mission is to be the premier worldwide consulting and engineering firm, focusing on water, environment, infrastructure, resource management, energy and international development services. We are renowned for our expertise in providing water-related solutions for public and private clients. We typically begin at the earliest stage of a project by identifying technical solutions and developing execution plans tailored to our clients' needs and resources. Our solutions may span the entire life cycle of consulting and engineering projects.

              Our reputation for high-end consulting and engineering expertise and our ability to apply our skills to develop innovative solutions for our clients has supported our growth over 50 years. By combining ingenuity and practical experience, we have helped to advance solutions for managing water, protecting the environment, providing energy, and engineering the infrastructure for our cities and communities.

CORPORATE GOVERNANCE

              Under the oversight of our Board of Directors, we have designed our corporate governance program to ensure continued compliance with applicable laws and regulations, the rules of the Securities and Exchange Commission (SEC) and the listing standards of the Nasdaq Stock Market (Nasdaq), and to reflect best practices as informed by the recommendations of our outside advisors, the voting guidelines of our stockholders, the policies of proxy advisory firms, and the policies of other public companies.

              We are committed to operating with honesty and integrity, and maintaining the highest level of ethical conduct. We encourage stockholders to visit the Corporate Governance section of our website, which includes the following corporate governance documents:

    •
    Code of Business Conduct;

    •
    Finance Code of Professional Conduct, which applies to our CEO and all members of our finance department, including our chief financial officer and principal accounting officer;

    •
    Corporate Governance Policies;

    •
    Charters for our Board's Audit Committee, Compensation Committee, NCG Committee, and Strategic Planning and Enterprise Risk Committee; and

    •
    Stock Ownership Guidelines.

              You can access these documents by going to our website at www.tetratech.com/en/corporate-governance, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by written request mailed to our Corporate Secretary at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

              We maintain a hotline that is available to all employees for the anonymous submission of employee complaints. All complaints go directly to our General Counsel, and all complaints relating to accounting, internal controls or auditing matters also go directly to the Chairman of our Audit Committee. We also maintain an internal audit control function that provides critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee. Our Board has also adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the NCG Committee) reviews transactions between us and "related persons."

              Our company conducts its business on the bases of the quality of its services and the integrity of its association with its clients and others. Our Code of Conduct demonstrates our commitment to ascribe to the highest standards of ethical conduct in the pursuit of our business, and applies to all of our directors, officers and employees. It has been translated into five languages, and our employees are trained on it and affirm their commitment to comply with it when they first join our company and periodically thereafter.

SUSTAINABILITY

              Tetra Tech supports clients in more than 100 countries around the world, helping them to solve complex problems and achieve solutions that are technically, socially and economically sustainable. Our high-end consulting and engineering services focus on using innovative technologies and creative solutions to minimize environmental impacts. Our greatest contribution toward sustainability is through the projects we perform every day for our clients. Sustainability is embedded in our projects – from recycling freshwater supplies to recycling water products, reducing energy consumption, and reducing greenhouse gas emissions in developing countries.

              Our Sustainability Program focuses on supporting our mission to be a premier provider of consulting and engineering services focused on water, natural resources, environment, infrastructure, energy, and international development. We seek to achieve this mission by adopting a sustainability goal of "embracing sustainability in our business and operations while supporting the company in delivering excellent services to our clients, maintaining superior financial performance, and emphasizing safety in the execution of services."

              Our Sustainability Program allows us to further expand our commitment to sustainability by encouraging, coordinating and reporting on actions to minimize our collective impacts on the environment. The Program has three primary pillars: Projects – the solutions we provide for our clients; Procurement – our procurement and subcontracting approaches; and Processes – the internal policies and processes that promote sustainable practices, reduce costs and minimize environmental impacts. In addition, our program is based on the Global Reporting Initiative (GRI) Sustainability Report Framework, the internationally predominant sustainability reporting protocol for corporate sustainability plans. The GRI includes three fundamental impact areas: environmental, economic, and social sustainability.

              Our Sustainability Program is led by our Chief Sustainability Officer, who has been appointed by executive management and is supported by other key corporate and operations representatives via our Sustainability Council. We have established specific metrics for the company and six corporate service departments. In addition to measuring our performance against these established metrics, we compile best practices from our operations and corporate service groups by means of a quarterly sustainability survey. This survey is used to identify sustainable practices that can be introduced across the company. We compile best practices from our operations and corporate service groups by means of a sustainability survey. This survey is used to identify sustainable practices that can be transferred enterprise-wide and used to assess participation in our Sustainability Program.

              Our executive management team reviews and approves the Sustainability Program and evaluates our progress in achieving the goals and objectives outlined in our plan. Additional information on our Sustainability Program and our annual sustainability report that documents our progress may be found on our website at http://www.tetratech.com/en/sustainability.

CORPORATE SOCIAL RESPONSIBILITY

              Our company seeks clear, sustainable solutions that improve the quality of life. We take this responsibility seriously because our work often places us at the center of our clients' environmental, safety and sustainability challenges. These challenges often involve the opinions of public, industry and government stakeholders who seek our advice on complex issues. We have helped thousands of towns, cities, industries and governments find sustainable solutions to complex issues concerning resource management and infrastructure.

              To provide solutions to these challenges, we believe in maintaining our technical objectivity. We have earned our reputation for technical objectivity over more than five decades. We have designed progressive, green buildings in New York City, helped the U.S. Department of Defense with pollution prevention and clean-up, and helped many Fortune 500 companies balance environmental needs with business goals. We are helping Vancouver achieve its goal of becoming the greenest city in the world. Tetra Tech companies hold memberships with the U.S. Green Building Council and the Chicago Climate Exchange.

              We also encourage our professionals to participate in outreach programs to help improve the communities in which they live and work. Tetra Tech associates and offices around the globe participate in many financial, in-kind, volunteer, and pro bono activities each year. In 2016, we advanced our commitment to Leading with Science® by launching our Science, Technology, Engineering, and Mathematics (STEM) Program to help shape the next generation of innovators and problem solvers. As a sponsor of the nonprofit humanitarian organization Engineers Without Borders USA and Engineers Without Borders Canada, we are committed to helping communities in developing countries meet their basic human needs through lasting, scalable projects and technologies.

OUR BOARD OF DIRECTORS

OVERVIEW

              Our Board of Directors is responsible for overseeing, counseling and directing management in serving the long-term interests of our company and stockholders, with the goal of building long-term stockholder value and ensuring the strength of our company for our clients, employees and other stakeholders. In this capacity, the Board's primary responsibilities include establishing an effective corporate governance program, with a Board and Committee structure that ensures independent oversight; overseeing our business, strategies and risks; maintaining the integrity of our financial statements; evaluating the performance of our senior executives and determining their compensation; undertaking succession planning for our CEO and other senior executives; and reviewing our annual operating plan and significant strategic and operational objectives and actions.

BOARD COMPOSITION

              Our bylaws provide that our Board consist of between five and ten directors, with the exact number fixed from time to time by Board resolution. The Board has fixed the number at nine. We believe a limited number of directors helps maintain personal and group accountability. Our Board is independent in composition and outlook, other than our CEO. All of our current directors have been nominated for election by the Board of Directors upon recommendation by the NCG Committee and have decided to stand for election.

Name	Director Since	Principal Occupation	Independent	AC	CC	GC	SC

Dan L. Batrack	2005	Chairman and CEO, Tetra Tech, Inc.	No

Hugh M. Grant	2003	Retired Vice Chair & Regional Managing Partner, Ernst & Young LLP	Yes	C		M

Patrick C. Haden	1992	President, Wilson Avenue Consulting	Yes		M	M

J. Christopher Lewis	1988	Managing Director, Riordan, Lewis & Haden	Yes	M	M

Joanne M. Maguire	2016	Retired Executive Vice President, Lockheed Martin Space Systems Company	Yes			C	M

Kimberly E. Ritrievi	2013	President, The Ritrievi Group LLC	Yes	M			M

Albert E. Smith (PD)	2005	Retired Executive Vice President, Lockheed Martin Corporation	Yes			M	C

J. Kenneth Thompson	2007	President and CEO, Pacific Star Energy, LLC	Yes		C		M

Kirsten M. Volpi	2013	Executive Vice President, Chief Operating Officer, and Chief Financial Officer and Treasurer, Colorado School of Mines	Yes	M	M

AC = Audit Committee         CC = Compensation Committee         GC = Nominating and Corporate Governance Committee
SC = Strategic Planning and Enterprise Risk Committee         M = Member         C = Chair         PD = Presiding Director

BOARD MEETINGS AND ATTENDANCE

              During fiscal 2017, our Board of Directors held eight meetings. During this period, all of the incumbent directors attended or participated in 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors then in office attended last year's annual meeting.

CORPORATE GOVERNANCE POLICIES

              Our Corporate Governance Policies, as updated in July 2017, provide the corporate governance framework for our company and reflect the beliefs of our Board with respect to the matters described below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, and recommendations from our stockholders and advisors.

Matter	Description of Policy

Board Composition

Reasonable Size. Our Board is between five and ten directors.

No Over-Boarded Directors. Our directors sit on three or fewer other public company boards.

Mandatory Retirement. Our Board has fixed the retirement age for directors at 75; however, Mr. Grant has been exempted because of his special qualifications and experience, and the Board has waived this mandatory retirement requirement solely for him. There are no established term limits on service.

Director Independence	Majority Independent. A majority of our directors satisfy the Nasdaq independence standards.

Regular Executive Sessions. Our independent directors meet in executive session following each meeting of the Board, each meeting of the Audit Committee, and certain other Committee meetings.

Board Leadership Structure	Robust Presiding Director Role. Since our CEO is also Chairman, our independent directors selected one of themselves to serve as Presiding Director, with established roles and responsibilities. See "Board Leadership Structure" for further details.

Annual Review. The Board appoints a Chair and determines whether the positions of Chair and CEO will be held by one individual or separated.

Board Committees	Independence. Board Committees are comprised only of independent directors.

Governance. Board Committees act under charters setting forth their purposes and responsibilities, which charters are evaluated annually. The charters allow for the engagement, at our expense, of independent legal, financial or other advisors as the directors deem necessary or appropriate.

Attendance. Directors prepare for and attend all meetings of our Board and its Committees on which they serve, and are strongly encouraged to attend all annual stockholder meetings.

Matter	Description of Policy

Director Qualifications	Diverse and Relevant Experience. The NCG Committee works with the Board to determine the appropriate characteristics, skills and experiences for the directors. We are committed to selecting candidates regardless of gender, ethnicity and national origin.

Board Duties	Management Succession Planning. Our Board conducts executive succession planning annually, including progress in current job position and career development in terms of strategy, leadership and execution.

Financial Reporting, Legal Compliance and Ethical Conduct. Our Board maintains governance and oversight functions, but our executive management maintains primary responsibility.

Stock Ownership Guidelines. To align the interests of stockholders with the directors and executive officers, our Board has established stock ownership guidelines.

Continuous Board Improvement	New Director Orientation. All new directors participate in an orientation program to familiarize themselves with our company.

Continuing Education. Directors continue their education through meetings with executive management and other managers to enhance the flow of meaningful financial and business information. They also receive presentations to assist with their continuing education.

Annual Performance Evaluations. The NCG Committee oversees an annual self-assessment process to ensure our Board and each of the Committees are functioning effectively.

DIRECTOR INDEPENDENCE

              Upon recommendation of the NCG Committee, our Board of Directors has determined that each member of the Board of Directors other than Mr. Batrack is independent under the criteria established by Nasdaq for director independence. Mr. Batrack is not independent because he is an employee.

              In connection with the assessment of Mr. Thompson's independence, we reviewed the facts and circumstances of his role as an independent director of Coeur Mining, Inc. and Pioneer Natural Resources Company, two of our clients, and Alaska Air Group, Inc., one of our vendors. We concluded that Mr. Thompson is an independent director because his role at each of these companies is limited to that of an independent director, each of the companies is a large public company, and the amount of business done with each of the companies is immaterial to us (less than 1% of our fiscal 2017 net revenue) and each such company.

              All members of each of our Audit, Compensation, NCG, and Strategic Planning and Enterprise Risk committees are independent directors. In addition, the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable Nasdaq listing standards, and each has been determined by our Board to be an "audit committee financial expert" under SEC rules.

              There were no payments by third parties to any of our directors or director nominees in connection with their candidacy for, and/or service on, our Board of Directors.

BOARD LEADERSHIP STRUCTURE

              We currently have a combined Chairman/CEO role, as well as an independent Presiding Director. We believe that the combined Chairman/CEO role is appropriate because it allows for one individual to lead our company with a cohesive vision, the ability to execute that vision, and the understanding of the significant enterprise risks that need to be mitigated or overcome to achieve that vision. It also fosters clear accountability, effective decision-making and alignment on corporate strategy. Combined leadership at the top also provides the necessary flexibility for us to rapidly address the changing needs of our business.

              Balancing our combined Chairman/CEO is our Presiding Director, elected by and from the independent directors, who has critical duties in the boardroom to ensure effective and independent oversight of Board decision-making. In November 2015, the Board determined that the role of Presiding Director would rotate to ensure independence, and the term would be four years. At a meeting in January 2016, the independent directors elected Mr. Smith to serve as Presiding Director for a four-year term ending in January 2020.

              Our Governance Policies describe the Presiding Director's duties, which delineate clear responsibilities to ensure independent stewardship of our Board, as summarized below.

Presiding Director Roles and Responsibilities:

•

scheduling meetings of the independent directors;

•

chairing the separate meetings of the independent directors;

•

serving as principal liaison between the independent directors and the Chairman/CEO on sensitive issues;

•

communicating with the Chairman/CEO, and disseminating information to the rest of the Board of Directors as appropriate;

•

providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict; and

•

being available, as appropriate, for communication with stockholders.

              Supplementing the Presiding Director are our Committee Chairs and members, all of whom are independent. With the Compensation Committee conducting a rigorous annual evaluation of the CEO's performance that is discussed by all independent directors during executive sessions, we believe our Board leadership structure provides independent oversight of our company.

BOARD COMMITTEES

              Each of our Board committees has a written charter that describes its purposes, membership, meeting structure, authority and responsibilities. These charters, which may be found in the Corporate Governance section of our website at www.tetratech.com/en/corporate-governance, are reviewed by the respective committee on an annual basis, with any recommended changes adopted upon approval by our Board. Updated charters are promptly posted on our website.

              We have four standing committees consisting solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are: the Audit Committee, the Compensation Committee, the NCG Committee, and the Strategic Planning and Enterprise Risk Committee. We hold our Board committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is given the opportunity to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before any conclusions are reached.

              The primary responsibilities, membership and meeting information for our four standing committees are summarized below.

Audit Committee

Current Members:

    Hugh M. Grant (Chair)
    J. Christopher Lewis
    Kimberly E. Ritrievi
    Kirsten M. Volpi

Meetings in Fiscal 2017:    6

Average Attendance in Fiscal 2017:
    100%

All members satisfy the audit committee experience and independence standards required by Nasdaq, and have been determined to be financially literate.

Each member of the Audit Committee has been determined to be an "audit committee financial expert" under applicable SEC regulations.

Responsibilities:

•

reviewing our significant accounting principles, policies and practices in reporting our financial results under generally accepted accounting principles;

•

reviewing our annual audited financial statements and related disclosures;

•

reviewing management letters or internal control reports, and reviewing our internal controls over financial reporting;

•

reviewing the effectiveness of the independent audit effort;

•

appointing, retaining and overseeing the work of the independent accountants;

•

pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm;

•

reviewing our interim financial results for each of the first three fiscal quarters;

•

reviewing and discussing the reports of our internal Management Audit Department;

•

reviewing and discussing financial, liquidity, tax and treasury, litigation and Sarbanes-Oxley (SOX) compliance matters in accordance with our enterprise risk management (ERM) responsibility matrix;

•

reviewing and overseeing related party transactions;

•

reviewing complaints regarding accounting, internal controls or auditing matters; and

•

preparing the annual Audit Committee Report to be included in the proxy statement.

Compensation Committee

Current Members:

    J. Kenneth Thompson (Chair)
    Patrick C. Haden
    J. Christopher Lewis
    Kirsten M. Volpi

Meetings in Fiscal 2017:    5

Average Attendance in Fiscal 2017:
    100%

All members satisfy the independence standards required by Nasdaq.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as "outside directors" under Section 162(m) of the Internal Revenue Code.

Responsibilities:

•

reviewing and approving the annual base salaries and annual incentive opportunities of the CEO and other executive officers, including an evaluation of the performance of the executive officers in light of our performance goals and objectives;

•

reviewing and approving, as they affect the executive officers, all other incentive awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements, and any special or supplemental compensation and benefits;

•

reviewing and discussing comments provided by stockholders and proxy advisory firms regarding our executive compensation;

•

overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters;

•

reviewing director and executive officer stock ownership under our Stock Ownership Guidelines;

•

reviewing and discussing incentives and rewards in accordance with our ERM responsibility matrix;

•

making recommendations to the Board with respect to incentive-based compensation plans, equity-based plans and executive benefits;

•

reviewing and approving all grants of equity awards;

•

reviewing and discussing the annual Compensation Discussion and Analysis and Compensation Committee Report to be included in the proxy statement; and

•

retaining and working with the independent compensation consultant.

Nominating and Corporate Governance Committee

Current Members:

    Joanne M. Maguire (Chair)
    Hugh M. Grant
    Patrick C. Haden
    Albert E. Smith

Meetings in Fiscal 2017:    4

Average Attendance in Fiscal 2017:
    100%

All members satisfy the independence standards required by Nasdaq.

Responsibilities:

•

developing criteria for nominating and appointing directors, including Board size and composition, corporate governance policies, and individual director expertise, attributes and skills;

•

recommending to the Board the individuals to be nominated as directors;

•

recommending to the Board the appointees to be selected for service on the Board committees;

•

overseeing an annual review of the performance of the Board and each committee;

•

reviewing annually the adequacy of the committee charters and recommending proposed changes to the Board;

•

making recommendations to the Board on changes in the compensation of non-employee directors;

•

reviewing the succession plans relating to the positions held by executive officers;

•

reviewing our Code of Conduct and anti-fraud policies in accordance with our ERM responsibility matrix; and

•

considering any conflict of interest issues between us and directors or executive officers.

Strategic Planning and Enterprise Risk Committee

Current Members:

    Albert E. Smith (Chair)
    Joanne M. Maguire
    Kimberly E. Ritrievi
    J. Kenneth Thompson

Meetings in Fiscal 2017:    2

Average Attendance in Fiscal 2017:
    100%

All members satisfy the independence standards required by Nasdaq.

Responsibilities:

•

overseeing our strategic planning process, and working with management to plan the annual offsite Strategic Planning and Enterprise Risk meeting;

•

reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business, entry into new lines of business, acquisitions, joint ventures, investments in or dispositions of businesses, and reviewing and approving our capital allocation strategy;

•

reviewing, as requested by management, our bid and proposal strategy for high risk contracts;

•

overseeing our ERM policies and procedures, and working with our Corporate Risk Management Officer on ERM reports to the Board; and

•

reviewing, as determined by management, any changes in technology and regulatory trends to assess the impact of technology and regulatory changes on business strategy and resource allocation.

EXECUTIVE SESSIONS

              Our Board believes it is important to have executive sessions without our CEO being present, which are scheduled after every regular meeting of the Board. Our independent directors have robust and candid discussions at these executive sessions during which they can critically evaluate the performance of our company, CEO and management.

              In addition, executive sessions of the Audit Committee are scheduled following each regular meeting of the Audit Committee (with our independent auditors, with the head of our Management Audit Department, and with executive management, if deemed necessary), and an executive session of the Compensation Committee is scheduled following the Compensation Committee meeting each November at which executive compensation determinations are made.

RISK OVERSIGHT

Enterprise Risk Management (ERM) and Strategic Risks

              We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With this oversight, we have implemented an ERM program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

              The Strategic Planning and Enterprise Risk Committee is responsible for the oversight of the ERM. Our Corporate Risk Management Officer reports the status of the ERM to this committee on a semi-annual basis. The reports address our risk management effectiveness, those projects that may significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented.

              As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility to better coordinate with management and serve the long-term interests of our stockholders. Our Board receives reports from the committees regarding topics discussed at the committee meetings, which include the areas of risk overseen primarily by the committees.

              In addition, the Board participates in regular discussions among the directors and with our senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions, and legal matters. The Board believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, to participate actively in the oversight of management's actions.

OVERSIGHT OF RISK

Board or Committee	Major Areas of Responsibility

Board of Directors	• Annual operating plan; • Corporate governance; • Major initiatives; • Mergers and acquisitions; • Business development; • Project execution; and • Major markets and clients

Audit Committee	• Financial metrics and measures; • Liquidity and cash flow; • Tax and treasury strategy; • Fiscal discipline; • Litigation and claims; and • Sarbanes-Oxley compliance

Compensation Committee	• Management incentives and awards

Nominating and Corporate Governance Committee	• Code of Conduct; and • Anti-fraud policies

Strategic Planning and Enterprise Risk Committee	• Business planning and performance; • Risk appetite and tolerance; • Bids and proposals; • Capital structure; • Technology risk; and • Corporate ERM

Risks Associated with Compensation Policies and Practices

              As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation and corporate governance that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our executive compensation program to ensure that it does not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas. Our compensation program includes the following safeguards:

    •
    the program balances executive retention with rewarding stockholder value creation;

    •
    the majority of executive compensation is variable, with a mix that is consistent with market practices and primarily equity-based to promote long-term performance and sustainable growth;

    •
    the incentive mix is balanced, with short- and long-term performance metrics that do not overlap, cover different time periods and are balanced among annual financial objectives and long-term economic and stockholder value creation;

    •
    our AIP and LTIs appropriately balance profitable growth in the near term with sustainable long-term financial success, use multiple performance metrics, measure performance at multiple levels (corporate, business group and individual), and provide realized compensation based primarily on our performance;

    •
    the Compensation Committee may exercise downward discretion to adjust the objective, formulaic AIP awards, based on individual performance;

    •
    AIP awards are not guaranteed, with below threshold performance yielding zero payout, and payments subject to an overall cap of 200% of an executive's target AIP award;

    •
    our incentive metrics and performance goals have multiple approval levels and oversight, including approval by members of the Compensation Committee;

    •
    our PSU awards are performance-based, use multiple performance metrics, are subject to maximum payout opportunities to encourage appropriate performance focus and limit potential risk-taking, and cliff vest at the end of three years;

    •
    our change of control plans are reasonable and appropriate, with change of control benefits provided on a double-trigger basis, and these benefits do not provide excessive incentive to seek a transaction and are not grossed up for excise taxes;

    •
    our clawback policy and stock ownership guidelines are consistent with market practices; and

    •
    our stock ownership guidelines, annual stock awards and vesting provisions create sustained and consistent ownership stakes.

              Based on these and other factors, as well as the advice of its independent compensation consultant, the Compensation Committee has concluded that our compensation policies and practices strike an appropriate compensation-risk balance, do not encourage excessive risk-taking and do not as a whole create risks that are reasonably likely to have a material adverse effect on our company.

SUCCESSION PLANNING

              Our Board is involved in the identification and cultivation of our future leaders. We maintain an annual performance review process and leadership development program for our key employees. Management develops leadership at lower levels of our organization by identifying core talent, cultivating the skills and capabilities that will allow identified individuals to become our future leaders, assessing their development, and identifying gaps and developmental needs in skills and experience. At its meetings, the Board has the opportunity to meet with leaders of our company, including business group leaders and leaders in finance, law, information technology, risk management and human resources. In addition, Board members have freedom of access to key employees.

              The NCG Committee conducts executive succession planning annually, including progress in current job position and career development in terms of strategy, leadership and execution. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments.

BOARD AND COMMITTEE EVALUATIONS

              The NCG Committee oversees and conducts an annual evaluation of our Board and Board committees. For the Board, the comprehensive self-assessment covers areas such as effectiveness, composition, culture, resources and meetings. Each of the 35 topics within these areas is scored from 1 (Needs Improvement) to 5 (Role Model), with 3 being Acceptable. The Board then discusses each topic that has received a score from any director of 3 or less.

              The directors also comment on the Board's most significant contribution to the company during the last 12 months, the most important issues the Board should address in the next 12 months, and the areas in which the company could improve its Board management practices. These comments result in action items that are placed on the agenda and addressed in subsequent Board meetings.

              For each of the Committees, the self-assessment covers areas such as Committee composition, effectiveness, structure, information and resources, and meetings. As with the Board self-assessment, each of the topics within these areas is scored from 1 to 5. The members of the Committee also comment on the Committee's greatest contribution to the company during the last 12 months and the most important issues the Committee should address in the next 12 months. The Chair of each Committee then leads a discussion among the Committee members of each topic that has received a score from any Committee member of 3 or less, and of the general comments. The responses result in action items that are placed on the agenda and addressed in subsequent Committee meetings.

              Many of the improvements in our corporate governance practices, and Board and Committee processes, have resulted from the annual evaluation process. Our Board views the annual evaluation process as an integral part of its commitment to cultivating excellence and best practices in its performance.

ACTIVE STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS POLICY

Governance Engagement

              We value our stockholders' opinions about our governance policies and practices, and we actively solicit input through our stockholder engagement program. In advance of the 2018 Annual

Meeting, we proactively contacted our largest institutional stockholders, representing a majority of our then-outstanding shares, to solicit their views on our corporate governance and executive compensation programs. We welcome feedback on our corporate governance program that this active and ongoing engagement with stockholders provides.

Contacting the Board

              Stockholders may contact our Board, Chairman, Presiding Director, any Committee or Committee Chair, or any other individual director concerning business-related matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107; or via email to asktheboard@tetratech.com.

ITEM 1 – ELECTION OF DIRECTORS

              Our bylaws provide for a Board of between five and ten directors, with the exact number fixed from time to time by a resolution of our Board. The Board has fixed the number at nine, and there are currently nine directors on our Board. All of the incumbent directors are nominated for election at the Annual Meeting for a one-year term. Each of the nine nominees has consented to being named in this proxy statement and to continue serving if elected.

MAJORITY VOTING STANDARD

              Our bylaws provide for the majority voting of directors in uncontested elections like this one. Consequently, in order to be elected, a nominee must receive more votes "for" than "against" and the number of votes "for" must be at least a majority of the required quorum. Should any of the nominees fail to receive the vote required to be elected in accordance with our bylaws, that director must promptly tender his or her resignation to the Board of Directors. In that event, the NCG Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the NCG Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.

              In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

              Our Board of Directors recommends that you vote FOR each of the director nominees.    The persons named as proxies will vote for the election of each of the nine nominees unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would reduce the size of the Board.

SELECTION OF DIRECTOR NOMINEES

              Director nominees are generally recommended by the NCG Committee for nomination by our Board and subsequent election by our stockholders. Director nominees may also be recommended by the NCG Committee for appointment to our Board, with election by stockholders to follow at the next Annual Meeting. Our Board believes that the backgrounds and qualifications of our directors, considered as a group, provide a mix of complementary experience, knowledge and abilities that allows our directors to effectively fulfill their oversight responsibilities.

              In considering whether to recommend a candidate as a director nominee, the NCG Committee applies the criteria described in our Governance Policies, including independence, integrity, unwavering personal and professional ethics, sound business judgment, integrity, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the NCG Committee takes into account many factors, including a general understanding of business development and strategy, risk management, finance, financial reporting, and other disciplines relevant to the success of a publicly-traded company in the then-current business environment; understanding of our business and the issues affecting that business; relevant education and professional background; personal accomplishment; and diversity. The NCG Committee does not assign specific weights to the criteria, and no particular criterion is necessarily applicable to all nominees.

              In recommending candidates for election to the Board of Directors, the NCG Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the NCG Committee recommends the candidate for consideration by the full Board. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

              Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to NCG Committee Chair, c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. To be considered at the 2019 Annual Meeting, stockholder nominations must comply with the requirements described in the Meeting and Voting Information section of this proxy statement under "Submission of Stockholder Items for 2019 Annual Meeting." The NCG Committee considers stockholder nominees on the same basis as it considers all other nominees.

DIRECTOR QUALIFICATIONS

              The qualifications that are particularly desirable for our directors to possess to provide oversight and stewardship of our company include the following:

Qualification	Description	Value to Our Board and Stockholders

Senior Leadership Experience	Service in a senior executive position	Provides us valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures.

Industry and Technical Expertise	Experience in consulting and engineering services that focus on water, the environment, infrastructure, resource management, energy and international development	Allows us to better understand the needs of our clients in developing our business strategies, as well as evaluate acquisition and divestiture opportunities.

Government Client Experience	Service in a position that requires interaction with government clients	Provides us experience and insight into working constructively with government agencies and administrators, and addressing significant public policy issues in areas related to our business and operations.

Business Development and Mergers and Acquisitions (M&A) Experience	Background in business development and in the analysis of proposed M&A transactions	Provides us insight into developing and implementing strategies for growing our business through combinations with other organizations, including analyses of the "fit" of a proposed acquisition with our company's strategy, the valuation of transaction, and the management plan for integration with existing operations.

Financial Sophistication	Understanding of accounting, auditing, tax, banking, insurance or investments	Helps us oversee our accounting, financial reporting and internal control processes, manage our capital structure, optimize capital allocation, and undertake significant transactions.

Public Board Experience	Prior or concurrent service on other SEC-reporting company boards	Demonstrates understanding of the extensive and complex oversight responsibilities of directors and helps reinforce management accountability for maximizing long-term stockholder value. Also provides insights into a variety of strategic planning, compensation, finance and governance practices.

              The graph below shows the qualifications of our director nominees:

BOARD REFRESHMENT

              Our Governance Policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board, we believe they are counter-balanced by the disadvantage of causing the loss of a director who over a period of time has developed insight into our strategies, operations and risks, and continues to provide valuable contributions to Board deliberations. We believe that our decision not to establish term limits is consistent with the prevailing practice among companies in the S&P 1000. We recognize that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, we believe that an arbitrary decision to remove knowledgeable directors and the consistent oversight they bring weighs against strict restrictions on director tenure. Ultimately, it is our Board's responsibility to establish board refreshment policies, using its discretion in the best interest of our company and stockholders.

              We have adopted the policies shown below to facilitate refreshment of our Board and ensure that it continues to appropriately challenge our management.

POLICIES SUPPORTING BOARD REFRESHMENT

Policy	Description

Mandatory Resignation	Incumbent directors who are not elected by a majority vote of our stockholders must tender their resignation.

Retirement	The Board has fixed the retirement age for directors at 75 (determined as of the Annual Meeting following the director's birthday). However, Mr. Grant has been exempted because of his special qualifications and experience, and the Board has waived this mandatory retirement requirement solely for him.

Resignation Tendered Upon Retirement or Change in Principal Employment	A director who retires from or changes his/her principal occupation or business association must offer to tender his/her resignation so that there is an opportunity for the Board, through the NCG Committee, to review the continued appropriateness of Board membership under the new circumstances.

Over-Boarding	Without specific approval from the Board, no director may serve on more than three other public company boards.

              The graph below shows the tenure of our director nominees:

DIRECTOR DIVERSITY

              As provided in our Governance Policies, we are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily based on such basis. Rather, the NCG Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations. The two independent directors appointed to our Board in 2013, and the independent director appointed in 2016, are women.

2018 DIRECTOR NOMINEES

              The following pages provide information on each nominee for election at the Annual Meeting, including his or her age, board leadership roles held, and business experience during at least the past five years. We also indicate the name of any other public company for which each nominee currently serves as a director. For these purposes, "public company" means one that is required to file reports with the SEC.

              Presented below is information regarding each nominee's experience and qualifications that led our Board to the conclusion that he or she should serve as a director. We believe that each of these nominees has integrity and adheres to our high ethical standards. In addition, each nominee has demonstrated the ability to exercise sound judgment, as well as a commitment to serving the long-term interests of our stockholders.

DAN L. BATRACK

Age 59 Director since November 2005 Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

Tetra Tech, Inc.

•

Chief Executive Officer and a director from November 2005 to present

•

Chairman from January 2008 to present

•

President from October 2008 to present

•

Joined Tetra Tech's predecessor in 1980; served in numerous roles of increasing responsibility at our company, including project scientist, project manager, operations manager, senior vice president, president of an operating unit and Chief Operating Officer

•

Managed complex programs for many small and Fortune 500 clients, both in the U.S. and internationally

Select Skills and Qualifications

Senior leadership experience; industry and technical experience; government client experience; business development and M&A experience; financial sophistication

•

Nine years leading our company as Chairman, 12 years as Chief Executive Officer and nine years as President

•

Primary responsibility for our M&A strategy

•

Served as project manager on numerous government client projects

•

Member of Visitors Committee, University of Washington College of Engineering

•

Bachelor's degree in Business Administration from the University of Washington

Current Board Leadership Role

Chairman of the Board

HUGH M. GRANT

Age 81 Director since January 2003 Independent Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

38 years with Ernst & Young LLP (and its predecessor, Arthur Young & Company)

•

Vice Chairman and Regional Managing Partner of the Western United States

•

Served as the audit partner in charge of several large public companies, including those in the engineering and construction and defense industries

•

Served on Ernst & Young's 15-member Management Committee for ten years

•

Serves as the Vice Chairman and Chairman of the Audit Committee of Inglewood Park Cemetery since 1998

Select Skills and Qualifications

Senior leadership experience; financial sophistication

•

Served on the Management Committee of Ernst & Young, and as the Vice Chairman and Regional Managing Partner of the Western United States, which had 2,000 employees and 19 offices

•

38 years of financial and risk management expertise gained through auditing public companies

•

"Audit committee financial expert" under SEC rules

•

Certified Public Accountant

•

Bachelor of Science degree in Business, with distinction, from the University of Kansas

Current Board Leadership Roles

Chair, Audit Committee
Member, Nominating and Corporate Governance Committee

PATRICK C. HADEN

Age 64 Director since December 1992 Independent Other Public Company Board: TCW Strategic Income Fund Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

President, Wilson Avenue Consulting, since July 2017

•

Advisor to the President, University of Southern California (USC), from July 2016 to June 2017

•

Athletic Director, USC, from August 2010 to June 2016

•

Director of TCW Funds, TCW Strategic Income Fund (a closed end mutual fund listed on the NYSE), TCW Liquid Alternative Fund and Met West Funds, and serves on various Board committees of these companies

•

Director of Auto Club of Southern California, and on the Audit/Finance and Investment Committees, since 2016

•

General Partner of Riordan, Lewis & Haden (RLH), a Los Angeles-based private equity firm, from 1987 to August 2010

•

Director of several portfolio companies during his tenure at RLH

•

Serves on several foundation Boards: Rose Hills, Fletcher Jones, Unihealth and Mayr.

Select Skills and Qualifications

Senior leadership experience; business development and M&A experience; financial sophistication; public board experience

•

Multiple roles at a major university, which provides significant senior leadership and management experience

•

Leadership at a private equity firm, which provides significant experience in finance and investment, and in M&A transactions

•

Director roles at several TCW funds, one of which is publicly listed

•

Service on other boards

•

Rhodes Scholarship to Oxford University; degree in Economics

•

Practicing attorney from 1982 to 1987

Current Board Leadership Roles

Member, Nominating and Corporate Governance Committee
Member, Compensation Committee

J. CHRISTOPHER LEWIS

Age 61 Director since February 1988 Independent Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

Managing Director (and co-founder) of RLH since 1982

•

Director of several privately-held companies: The Chartis Group, RGM Group, Bluewolf Group and Silverado Senior Living

•

Previously served as a director of two publicly-traded companies

Select Skills and Qualifications

Senior leadership experience; business development and M&A experience; financial sophistication

•

More than 35 years of leadership of a private equity firm and service as a director of several companies provides significant senior leadership, management, operational and financial experience

•

Private equity firm leadership provides significant experience in finance and investment, in evaluating new business opportunities, and in M&A transactions

•

"Audit committee financial expert" under SEC rules

•

Master's degree in Business Administration from the University of Southern California

Current Board Leadership Roles

Member, Audit Committee
Member, Compensation Committee

JOANNE M. MAGUIRE

Age 63 Director since November 2016 Independent Other Public Company Boards: CommScope, Inc. Visteon Corporation Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

Served as Executive Vice President of Lockheed Martin Space Systems Company (SSC), a provider of advanced-technology systems for national security, civil and commercial customers, from 2006 until retirement in 2013

•

Joined Lockheed Martin Corporation in 2003 and assumed leadership of SSC in 2006

•

Formerly with TRW's Space & Electronics sector (now part of Northrop Grumman), filling a range of progressively responsible positions from engineering analyst to Vice President and Deputy to the sector's CEO

•

Member of the Board of Directors of Draper Laboratory

Select Skills and Qualifications

Senior leadership experience; government client experience; industry and technical expertise; financial sophistication; public board experience

•

Held senior leadership positions within a publicly traded company in the technology sector, working with government clients

•

These positions provide valuable experience, including strategic planning, operations, risk management and corporate governance

•

Elected to the National Academy of Engineering in 2011

•

Bachelor's degree in Engineering from Michigan State University and Master's degree in Engineering from the University of California, Los Angeles

•

Concurrent service on two other public boards

Current Board Leadership Roles

Chair, Nominating and Corporate Governance Committee
Member, Strategic Planning and Enterprise Risk Committee

KIMBERLY E. RITRIEVI

Age 59 Director since November 2013 Independent Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

President, The Ritrievi Group LLC, advising technology and chemical companies on financial strategies

•

Co-Director of Americas Investment Research at Goldman, Sachs & Co. from 2001 to 2004

•

Former Specialty Chemical Analyst at Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers and Paine Webber (now UBS Wealth Management)

•

Process development engineer at ARCO Chemical

•

Serves as Vice Chair of the Dean's Advisory Board of the Harvard School of Dental Medicine since 2015, served as Chair of the Dean's Advisory Board from 2011 to 2015 and member since 2001

•

Serves as Co-Chair of the Princeton University School of Engineering and Applied Science Leadership Council since 2016 and member since 2000

Select Skills and Qualifications

Senior leadership experience; business development and M&A experience; industry and technical expertise; financial sophistication

•

Over 20 years of executive, management, analytical and operational experience at The Ritrievi Group and major investment banks

•

Master's degree in Management from the Massachusetts Institute of Technology (MIT) Sloan School of Management

•

Doctorate in Chemical Engineering from MIT

•

"Audit committee financial expert" under SEC rules

Current Board Leadership Roles

Member, Audit Committee
Member, Strategic Planning and Enterprise Risk Committee

ALBERT E. SMITH

Age 68 Director since May 2005 Independent Other Public Company Board: Curtiss-Wright Corporation Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

Chairman of the Board of Tetra Tech, Inc. from March 2006 to January 2008, and Vice Chairman from September 2005 to March 2006

•

Executive Vice President of Lockheed Martin Corporation and head of its Integrated Systems & Solutions business from 2003 to 2004

•

Executive Vice President of Lockheed Martin's Space Systems Company from 1999 to 2003

•

Member of the U.S. Secretary of Defense's Defense Science Board from 2002 to 2005

•

Served on the Board of Trustees of Aerospace Corporation from 2005 to 2007

•

Worked for the U.S. Central Intelligence Agency, and received the Intelligence Medal of Merit

Select Skills and Qualifications

Senior leadership experience; government client experience; industry and technical expertise; financial sophistication; public board experience

•

Over 20 years of executive, management and operational experience, including leadership roles with Tetra Tech and at Lockheed Martin

•

Experience with government clients and requirements

•

Engineering degree from Northeastern University

•

Concurrent service on another public board

Current Board Leadership Roles

Presiding Director
Chair, Strategic Planning and Enterprise Risk Committee
Member, Nominating and Corporate Governance Committee

J. KENNETH THOMPSON

Age 66 Director since April 2007 Independent Other Public Company Boards: Alaska Air Group Inc. Coeur Mining, Inc. Pioneer Natural Resources Company Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

President/CEO and co-owner of Pacific Star Energy, LLC, a private energy investment firm in Alaska, since 2000

•

Managing Director of the Alaska Venture Capital Group LLC, a private oil and gas exploration firm, from 2004 to 2012

•

Executive Vice President of Atlantic Richfield Company's (ARCO) Asia-Pacific Region, leading the Asia-Pacific operating companies in Alaska, California, Indonesia, China and Singapore, from 1998 to 2000

•

Served in various technical and management roles at ARCO from 1974 to 2000, including head of ARCO's oil and gas research and technology center, and responsible for global technology strategy and energy technology transfer to more than 20 countries

•

Serves as Chairman of the Board of CDF Capital, a non-profit, since 2017

Select Skills and Qualifications

Senior leadership experience; industry and technical expertise; business development and M&A experience; financial sophistication; and public board experience

•

Various executive positions, including the role of CEO, provide leadership, risk management operations, strategic planning, engineering, environmental, safety and regulatory experience.

•

Expertise in mining and in oil and gas

•

Served on ARCO's team to assess and transition multi-billion dollar acquisitions

•

Served on ARCO's team to review monthly and quarterly financial statements before release to the Board and Audit Committee; also serves, or has served, on the audit committees of two public companies

•

Petroleum Engineering degree from Missouri University of Science & Technology

•

Concurrent service on three other public boards; Lead Director of Pioneer Natural Resources Company

Current Board Leadership Roles

Chair, Compensation Committee
Member, Strategic Planning and Enterprise Risk Committee

KIRSTEN M. VOLPI

Age 53 Director since July 2013 Independent Attendance at Fiscal 2017 Board Meetings: 100%

Select Business Experience

•

Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, Colorado School of Mines from July 2013 to present, and Senior Vice President for Finance and Administration, Chief Financial Officer and Treasurer from August 2005 to August 2011

•

Chief Administrative Officer, U.S. Olympic Committee, from August 2011 to July 2013

•

Various financial management roles for Rensselaer Polytechnic Institute, the University of Colorado Foundation and the American Water Works Association

Select Skills and Qualifications

Senior leadership experience; financial expertise

•

Various executive positions provide leadership in financial and administrative matters

•

Extensive understanding of the preparation and analysis of financial statements

•

"Audit committee financial expert" under SEC rules

•

Certified Public Accountant

•

Bachelor's degree from University of Colorado – Boulder

Current Board Leadership Roles

Member, Audit Committee
Member, Compensation Committee

Chairman Emeritus

              Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses. Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc. from Honeywell Inc. in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

DIRECTOR COMPENSATION

              The NCG Committee works with the independent compensation consultant to target non-employee director compensation at the median of our peer companies to support the recruitment and retention of our non-employee directors. The majority of this compensation is delivered in equity to align director interests with those of our stockholders.

Fiscal 2017 Cash Compensation

              During fiscal 2017, our non-employee director cash compensation program consisted of the following:

ANNUAL NON-EMPLOYEE DIRECTOR CASH COMPENSATION

Cash retainer	$65,000

Additional cash retainer for Presiding Director	$20,000

Additional cash retainer for Audit Committee Chair	$20,000

Additional cash retainer for Compensation Committee Chair	$15,000

Additional cash retainer for NCG Committee Chair	$10,000

Additional cash retainer for Strategic Planning and Enterprise Risk Committee Chair	$10,000

Additional fee per in-person or telephonic Board meeting attended	$ 2,000

Additional fee per in-person or telephonic Audit Committee meeting attended	$ 2,000

Additional fee per in-person or telephonic Compensation Committee, NCG Committee, or Strategic Planning and Enterprise Risk Committee meeting attended	$ 1,500

Fiscal 2017 Equity Compensation

              During fiscal 2017, our non-employee director equity compensation program consisted of the following. All awards were granted on November 18, 2016. In each case, the number of shares is fixed, and not related to our stock price.

Type of Award	Number of Shares Underlying Award	Description

Stock Option	4,200	Exercise price of $40.80 per share, the fair market value on the grant date; vests in full on the first anniversary if the director has not ceased to be a director prior to such date; and has a ten-year term. Vests immediately upon change in control and, upon the director's death, disability or retirement while a director, vests on the scheduled vesting date.

Performance Share Units (PSUs)	1,800	Eligible for cliff-vesting on the third anniversary of the award date on the same terms as the PSUs awarded to our executive officers, subject to the achievement of the applicable performance goals. For additional information concerning PSU vesting, refer to the Compensation Discussion and Analysis section of this proxy statement. Vests immediately upon change in control and, upon the director's death, disability or retirement while a director, vests on a pro rata basis on the scheduled vesting date.

Restricted Stock Units (RSUs)	900	Vests on the first anniversary of the award date if the director has not ceased to be a director prior to such date. Vests immediately upon change in control and, upon the director's death, disability or retirement while a director, vests on the scheduled vesting date.

Director Compensation Table

              The following table provides information concerning the compensation for services of our non-employee directors during fiscal 2017:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)(1)	Option Awards ($)(2)	PSU Awards ($)(3)	RSU Awards ($)(4)	Total ($)
Hugh M. Grant	121,000	51,870	87,048	36,720	296,638
Patrick C. Haden	94,500	51,870	87,048	36,720	270,138
J. Christopher Lewis	102,500	51,870	87,048	36,720	278,138
Joanne M. Maguire	120,657	141,390	87,048	36,720	385,815
Kimberly E. Ritrievi	96,000	51,870	87,048	36,720	271,638
Albert E. Smith	122,500	51,870	87,048	36,720	298,138
J. Kenneth Thompson	106,500	51,870	87,048	36,720	282,138
Kirsten M. Volpi	100,500	51,870	87,048	36,720	276,138

(1)
Mr. Batrack does not appear in the table because he received compensation as our CEO and does not receive any additional compensation as director.
(2)
The amounts in the Option Awards column represent the aggregate grant date fair values, without adjustment for forfeitures, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of stock option awards. The grant date fair value of the stock option awards granted on November 18, 2016 to each non-employee director was $12.35 per share. The grant date fair value of the stock option award granted on November 6, 2016 to Ms. Maguire upon her election as a director was $11.19 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of October 1, 2017, see the column "Stock Options Outstanding" in the table below.
(3)
The amounts in the PSU Awards column represent the aggregate grant date fair values, without adjustment for forfeitures, which are payable at the end of a three-year performance period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs were (i) as to 50% of the award, growth in earnings per share, which is a performance condition under FASB ASC Topic 718, and (ii) as to 50% of the award, total shareholder return (TSR), which is a market condition under FASB ASC Topic 718, relative to the TSR of (A) 17 companies objectively determined based on GICS code and revenue size (25% of award) and (B) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. Based on these computations, the grant date fair values of the performance condition-based PSU awards and the market condition-based PSU awards granted on November 18, 2016 to each non-employee director on that date were $40.80 and $55.92 per share, respectively. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested performance shares and PSUs held by each non-employee director as of October 1, 2017, see the column "Unvested Performance Shares and PSUs Outstanding" in the table below.
(4)
The amounts in the RSU Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the RSU awards granted on November 18, 2016 to each non-employee director was $40.80 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of October 1, 2017, see the column "Unvested RSUs Outstanding" in the following table.

              Each of the non-employee directors owned the following number of stock options, unvested performance shares and PSUs, and unvested RSUs as of October 1, 2017.

Name	Stock Options Outstanding (#)	Unvested Performance Shares and PSUs Outstanding (#)	Unvested RSUs Outstanding (#)
Mr. Grant	61,000	5,400	900
Mr. Haden	29,000	5,400	900
Mr. Lewis	61,000	5,400	900
Ms. Maguire	12,200	1,800	900
Dr. Ritrievi	24,800	5,400	900
Mr. Smith	29,000	5,400	900
Mr. Thompson	53,000	5,400	900
Ms. Volpi	24,800	5,400	900

ITEM 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

              Our Board has determined to hold annual say-on-pay votes, and our stockholders voted in favor of annual say-on-pay votes at our 2017 Annual Meeting. Our stockholders are being asked to vote on the following resolution:

    RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of our 2018 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

              The Compensation Committee considered feedback from stockholders regarding our executive compensation program and has previously made significant changes to our program to both address suggestions made by our stockholders and more closely align our compensation program with our current financial position and business strategies. Your Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

MEANING OF ADVISORY VOTE

              The advisory vote is a vote to approve the compensation of our Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element thereof, the compensation of our non-employee directors, or our program features designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

              The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the Compensation Discussion and Analysis section of our 2019 proxy statement. We remain committed to continued engagement with our stockholders to solicit and consider their viewpoints, and discuss why we believe our executive compensation program properly aligns with our strategies and incents our executives to achieve strong long-term operating and financial performance for our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS[1]

              This Compensation Discussion and Analysis (CD&A) provides an overview and analysis of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee related to fiscal 2017 compensation.

              In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our NEOs for fiscal 2017, who are identified below:

FISCAL 2017 NAMED EXECUTIVE OFFICERS

Name	Title	Years in Position at Fiscal 2017 Year- End	Years at Tetra Tech at Fiscal 2017 Year- End

Dan L. Batrack	Chairman, Chief Executive Officer and President	12	37

Steven M. Burdick	Executive Vice President and Chief Financial Officer	6	14

Ronald J. Chu*	Executive Vice President and President of Resource Management and Energy (RME)	8	19

Leslie L. Shoemaker	Executive Vice President and President of Water, Environment and Infrastructure (WEI)	2	26

Janis B. Salin**	Senior Vice President, General Counsel and Secretary	15	15

*
Retired from his role as an executive officer effective November 6, 2017 and retired from the company on December 15, 2017.
**
Retired effective January 22, 2018.

EXECUTIVE SUMMARY

Fiscal 2017 Performance Highlights2

              Summary.    Tetra Tech's fiscal 2017 operating results reflected a significant improvement compared to fiscal 2016, and we achieved record-highs in revenue, operating income and EPS. Our focus on providing clients with high-end consulting and engineering services, primarily in the water, environment and infrastructure markets, has resulted in increased margins and reduced risk in our business.

1
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1A. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our fiscal year 2017 Annual Report on Form 10-K, filed on November 20, 2017 with the SEC (2017 Annual Report). Stockholders should note that statements contained in this CD&A regarding our company and business group performance targets and goals should not be interpreted as management's expectations, estimates of results, or other guidance.
2
For complete information regarding our fiscal 2017 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and notes thereto contained in our 2017 Annual Report.

              Our fiscal 2017 revenue growth was generally consistent with our annual operating plan, and resulted from broad-based contract wins. The revenue growth was led by our U.S. federal government business, which increased 15% compared to fiscal 2016, and our U.S. state and local government business, which increased 14% compared to fiscal 2016. We began fiscal 2018 with authorized and funded backlog that reached an all-time high in the fourth quarter of fiscal 2017.

              The following table presents highlights of our fiscal 2017 results of operations compared to fiscal 2016, as reported in our Annual Report on Form 10-K for fiscal year 2017 and fiscal year 2016, respectively:

Results of Operations ($ in millions, except EPS)

	Fiscal 2017	Fiscal 2016	Fiscal 2017 vs. Fiscal 2016

Revenue	$2,753	$2,583	+7%

Operating Income	$183	$136	+35%

EPS	$2.04	$1.42	+44%

Cash Flow	$138	$142	–3%

Backlog	$2,541	$2,379	+7%

Disciplined Capital Allocation

              We achieved these results while maintaining a healthy balance sheet and continuing the disciplined execution of our capital allocation strategy. Over the last three years, we have returned $360 million to our stockholders, as shown below, which represents an annual stockholder return of one-third of our free cash flow. In fiscal 2017, we returned $122 million to our stockholders by

    •
    repurchasing approximately 2.3 million shares at an aggregate cost of $100 million, and

    •
    paying an aggregate dividend of $.38 per share at an aggregate cost of $22 million.

              We have paid quarterly dividends since April 2014, and increased our dividend from $.07 at inception to $.10 per share in April 2017. Our goal for the dividend program is to provide an annual return of approximately 1% to our stockholders.

Strong Stock Price Performance

              Our strong annual total stockholder return (TSR) of 32% in fiscal 2017 contributed to our cumulative TSR of 91% for the fiscal 2015 through fiscal 2017 period. We compare our TSR to the S&P 1000 and our TSR peer group (listed on p. 52 of this proxy statement), and outperformed both in fiscal 2017 and over the cumulative three-year period. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

One- and Three-Year TSR

STRONG COMPENSATION GOVERNANCE PRACTICES

              Our executive compensation program incorporates the following best practices, which we believe ensure that the program serves the long-term interests of our stockholders.

Policy or Best Practice	Description and Benefit to Our Stockholders

PAY FOR PERFORMANCE

Majority of Compensation Performance-Based	For fiscal 2017, 82% of our CEO's target TDC, and an average of 64% of our NEOs' target TDC, was at-risk (all compensation components other than base salary). Further, 67% of our CEO's target TDC, and an average of 54% of our other NEOs' target TDC, was performance-based (AIP award, options and PSUs).

Median Targeting	TDC (base salary + annual cash incentive opportunity + long-term equity incentive opportunity) and the components thereof are targeted at the median of companies similar in size, scope and complexity, giving consideration to responsibilities, individual performance, tenure, retention, succession and market factors.

Capped Annual Incentive	Annual cash incentive compensation is based primarily on our achievement of performance objectives in the categories of revenue, operating income, cash flow from operating activities and backlog, with awards capped at 200% of target.

Majority Long-Term Equity Incentive Compensation	The majority of our equity-based incentive awards emphasize our long-term performance, with PSUs cliff-vesting at the end of three years, subject to achievement of the applicable performance goals. Equity compensation aligns NEO interests with stockholder interests by delivering compensation dependent on our long-term performance and stockholder value creation.

Rigorous Goal-Setting Process	Annual review and approval by the Compensation Committee of the performance goals for company (Corporate) and for the RME and WEI business groups. The performance factor used to determine AIP awards is increased or decreased based upon the growth level of the targets from the prior fiscal year.

Policy or Best Practice	Description and Benefit to Our Stockholders

BEST PRACTICES

No Employment Agreements	Our NEOs are employed at will, and they have no special severance benefits in the absence of a change in control.

Stock Ownership Guidelines	Our NEOs are required to obtain and maintain shares having a value equal to the lesser of (i) at least 2x to 6x base salary (based on position) or (ii) a fixed number of shares based on position. All of our NEOs are in compliance with our stock ownership guidelines.

No Hedging or Pledging	Our insider trading policy prohibits our directors and officers from hedging or pledging our common stock and all of our NEOs are in compliance with the policy.

Clawback Policy	Incentive compensation is subject to clawback if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws.

No Excise Tax Gross Ups	We do not gross-up payments received in connection with a change in control for excise taxes.

Double Trigger Equity Vesting	No equity awards will be accelerated in connection with a change in control unless the NEO's employment is terminated without cause or the NEO terminates employment for good reason within two years thereof.

No Repricing/Exchange of Underwater Stock Options	Our equity incentive plan prohibits the repricing/exchange of underwater options without stockholder approval.

Limited Perquisites	Our NEOs receive limited capped reimbursements for vehicle use, financial planning, tax planning, memberships and annual physical examinations. These reimbursements are not subject to any tax gross-up.

STRONG GOVERNANCE

Independent Oversight	The Compensation Committee is comprised solely of independent directors.

Independent Expert Advice	Meridian Compensation Partners (Meridian), which has been determined by the Compensation Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice. Meridian was selected to act as the independent advisor in January 2016.

2017 SAY ON PAY VOTE AND EXECUTIVE COMPENSATION PROGRAM

              At the 2017 Annual Meeting, approximately 90% of our stockholders approved our fiscal 2016 executive compensation. In recent years, we have taken stockholder feedback into consideration as we have discussed and implemented our compensation design changes. During fiscal 2017, the Compensation Committee reviewed best practices for executive compensation, and evaluated the vote results at the 2017 Annual Meeting and the results of our ongoing stockholder outreach program. Telephone conferences with our investors were attended by members of management in our law, investor relations and executive compensation functions. The feedback was subsequently reported to the Compensation Committee, and the Committee was able to develop a clear understanding of stockholder views. As a result, the Compensation Committee determined that no additional changes to our executive compensation program were warranted in fiscal 2017. The Compensation Committee remains committed to the ongoing evaluation of our executive compensation program and adjustments to this program to reflect feedback received from stockholders.

Stockholder Engagement

              Our ongoing engagement program begins in February of each year, following the filing of our proxy statement in late January. After we file our proxy statement with the SEC, we reach out to our largest investors (generally representing 50 - 70% of our shares outstanding as of the record date), sharing these materials and offering a conversation to discuss our executive compensation and answer questions. On the day of the Annual Meeting, we discuss preliminary vote results with our Board, and follow up with Board committees in the spring with a more detailed analysis of actual results, including feedback from investors and views of proxy advisory firms. In the fall, we again reach out to our largest investors to discuss executive compensation to hear what issues are important to our stockholders. In the winter, as we prepare for the following proxy season, we review the feedback from our fall outreach effort with management and our Board, and consider whether any changes to our executive compensation program are advisable. We also keep investor feedback in mind as we prepare our next proxy statement by enhancing or clarifying our disclosure as appropriate.

              Following the 2017 say-on-pay vote, as part of our stockholder outreach program, we proactively contacted our largest institutional stockholders, representing approximately 60% of our outstanding shares as of the record date for the 2017 meeting, to solicit their views on our executive compensation program and make directors and management available to answer questions or address concerns. As a result of this effort, we engaged in telephonic discussions with stockholders representing approximately 50% of our then-outstanding shares. Additionally, our senior management team, including our CEO and CFO, regularly engage in meaningful dialogue with our stockholders through our quarterly earnings calls and other channels for communication.

Stockholder Outreach Cycle

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

              We believe in a "pay for performance" compensation program in which a majority of compensation is tied to our success in meeting both predetermined performance objectives and creating long-term stockholder value. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals, align with stockholders, and recognize the executives' contributions in delivering strong corporate and/or business group performance. The Committee implements this philosophy and provides incentives to our executives by following three key principles:

•
Positioning target TDC and each component thereof at approximately market median, and the failure to achieve financial objectives and create stockholder value should directly impact TDC relative to market median compensation;

•
Aligning our annual incentive awards with our annual operating plan and key financial and strategic objectives that are predetermined and objectively measurable; and

•
Rewarding long-term performance using metrics such as EPS growth and relative TSR, which focus executives on consistent and sustainable stockholder value creation.

              The Compensation Committee targets TDC for NEOs at the median of companies similar in size, scope and complexity with which we compete for executive talent, giving consideration to responsibilities, individual performance, tenure, retention, company performance, succession planning and market factors. The Committee believes this positioning is appropriate given our business portfolio mix, the diversity of our services and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills.

              Our incentive compensation for fiscal 2017 consisted of a target award under our AIP and LTI awards. The AIP award payouts were based on our performance against performance goals established by the Committee in November 2016 for gross revenue, operating income, cash flow and backlog. The AIP rewards NEOs based on corporate and/or business group performance, as well as individual contributions, to motivate the NEOs and align their compensation with stockholder interests. Both our AIP and our PSU awards under LTI provide upside opportunity for exceeding performance targets and downside risk, including forfeiture of PSUs, for failing to achieve predetermined performance targets. Our compensation is aligned with performance, and our ability to exceed or failure to achieve our performance targets would directly impact payments to our NEOs and their compensation relative to the market median.

Elements of Annual and Long-term Compensation

As shown in the following graph, in fiscal 2017, 82% of our CEO's target TDC, and an average of 64% of our other NEOs' target TDC, was at-risk (all compensation components other than base salary). Further, 67% of our CEO's target TDC, and an average of 54% of our other NEOs' target TDC, was performance-based (AIP award, options and PSUs):

Fiscal 2017 Target TDC Mix

CEO'S 2017 TARGET TDC: 67% PERFORMANCE-BASED

AVERAGE OF OTHER NEOS' TARGET TDC: 54% PERFORMANCE-BASED

SUMMARY OF COMPENSATION DECISIONS FOR FISCAL 2017

              The key elements of our fiscal 2017 NEO target TDC are shown in the following table. While we provide consistent, market-competitive total direct compensation opportunities for our NEOs, the actual compensation they realize varies year-to-year based on our performance.

              Our CEO is not involved in the decisions regarding his own compensation, which are determined by the Compensation Committee meeting in executive session with Meridian.

FISCAL 2017 TDC

Component	Description	Decisions Impacting Fiscal 2017 Executive Compensation

FIXED

Base Salary	Provides fixed, market competitive monthly income for performing daily responsibilities

•

The Committee increased the CEO's base salary by 3% in fiscal 2017 to reflect prior year performance and the market median. He had not received a base salary increase since fiscal 2014.

•

The Committee adjusted certain NEO base salaries to reflect prior-year performance or position their salary at or around the market median, with increases ranging from 3% to 8%.

PERFORMANCE-BASED CASH

AIP Award	Provides variable, cash-based incentive to motivate our executives annually to grow revenue, increase profitability, deliver strong cash flow and replenish backlog, consistent with our annual operating plan (AOP) financial objectives

AIP opportunity is based on market survey data and independent consultant advice; financial modifier based on corporate or business group performance; and individual modifier based on defined objectives

•

Maximum bonus opportunity, as a percentage of base salary was 240% for the CEO, 150% for Executive Vice Presidents, and 100% for Senior Vice Presidents, which represents 200% of each executive's target bonus opportunity.

•

The corporate and business group performance factor (CPF) has a range of 0 to 2.0 with a target of 1.0 based on achievement of four AOP targets (gross revenue, operating income, cash flow and backlog).

•

The Committee may make limited adjustments to AIP payments for individual performance factors (IPFs). No adjustment was made for fiscal 2017.

•

Minimum (threshold), target and maximum performance criteria and payouts established for each metric, with payout at 0% of target below threshold performance, 50% of target at threshold, 100% of target at target, and 200% of target at maximum.

LONG-TERM INCENTIVES

PSUs RSUs Stock Options	Provides variable equity-based incentive compensation to enhance the alignment of our executives' interests with stockholder interests and drive long-term value creation

LTI opportunity, including award vehicles, performance criteria and weightings based on market survey data and independent consultant recommendations

•

For fiscal 2017, there was no change to the value of the target LTI opportunities for the CEO and one NEO. The value of other NEOs' target LTI opportunities was adjusted to target the market median.

•

PSUs have a three-year performance period with cliff vesting, subject to achievement of the applicable performance goals; vesting is determined 50% by EPS growth and 50% by relative TSR:

•

EPS vesting ranges from 0% for less than 5% average annual EPS growth to 200% for greater than average annual 35% EPS growth.

•

TSR vesting ranges from 0% if our TSR is less than the 30th percentile of the TSR peer group to 200% if our TSR is at the 90th or greater percentile of the TSR peer group.

•

Target LTI opportunity set at market median, with TSR performance at 50th percentile of the TSR peer group. TSR vesting at 100% would only result in payment at market median. If TSR performance is less than 50th percentile, vesting would be appropriately below market median.

•

RSUs have time-based vesting at the rate of 25% per year, subject to the holder's continuous employment by us through the applicable vesting date.

•

Stock options have time-based vesting at the rate of 25% per year, subject to the holder's continuous employment by us through the applicable vesting date.

              In addition to these primary elements of our executive compensation program, we also provide our NEOs with limited perquisites and benefits.

ASSESSMENT OF PAY FOR PERFORMANCE

              Our Compensation Committee designed the executive compensation program to reflect its philosophy that a majority of compensation should be tied to our success in meeting predetermined performance objectives, the achievement of which should positively influence our stock price. The objective is to motivate the executives to achieve these annual and long-term financial goals in order to deliver consistent and sustainable return to our stockholders. As indicated below, for the period fiscal 2015 through fiscal 2017, our CEO reported compensation increased 20% and, on average, our other NEOs reported compensation increased 27%, compared to the 91% increase in our TSR performance over the same period.

Change in Reported Compensation Compared to Three-Year Cumulative TSR
Fiscal 2015 through Fiscal 2017

DISCUSSION OF COMPENSATION COMPONENTS AND DECISIONS IMPACTING FISCAL 2017 COMPENSATION

              The Compensation Committee aims to have base salaries at or around the market median, with the majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. It provides the Committee with the flexibility to respond to changing business conditions, manage compensation in accordance with career progression, and adjust compensation to reflect differences in executive experience and performance.

Fiscal 2017 Base Salary

              In November 2016, the Compensation Committee approved the base salary adjustments, if any, shown in the following table for our NEOs, and the adjustments were not retroactive to the beginning of fiscal 2017. Accordingly, these amounts do not necessarily conform to the amounts contained in the Summary Compensation Table, which reflect the salary actually earned during fiscal 2017. Increases are generally driven by industry and peer benchmark data, subject to increase or decrease based on the NEO's performance and the market median for positions with similar scope and responsibility.

              The rationale for each increase was our fiscal 2016 performance, and the intent to position base salary around the market median.

FISCAL 2017 NEO BASE SALARIES

Name	Fiscal 2016 Base Salary ($)	% Increase	Fiscal 2017 Base Salary ($)

Mr. Batrack	900,000	3.0	927,000

Mr. Burdick	462,000	3.0	476,000

Mr. Chu	472,000	3.0	486,000

Dr. Shoemaker	430,000	8.0	465,000

Ms. Salin	380,000	8.0	410,000

Fiscal 2017 AIP Award Program

              The Compensation Committee grants AIP awards under our Executive Compensation Plan that was approved by our stockholders in 2014. No amounts are paid under the Executive Compensation Plan unless we have positive net income (as defined under the Executive Compensation Plan). The AIP awards are used to motivate NEOs to meet and exceed annual company objectives. These incentives are paid to reward the achievement of specified operating, financial, strategic and individual measures, and goals that are expected to contribute to stockholder value creation.

AIP Performance Measures and Targets

              The AIP utilizes four financial metrics and one metric based on individual performance when determining payments under the Executive Compensation Plan. Each November, a target level is established for each of the four financial metrics based on the annual operating plan (AOP) for each of the RME and WEI business groups, as well as Tetra Tech as a whole. In setting the targets, the Board and Compensation Committee aim to align our long-term financial goals and the drivers of our long-term stockholder value.

              The four financial metrics, including rationale for their inclusion in the AIP and the results of the fiscal 2017 AIP are illustrated in the table below:

Metric	FY17 Weighting	What it Measures and How It Aligns	Threshold/ Maximum as a % of Target	FY 2017 Target(1) ($ in thousands)	FY 2017 Actual(2) ($ in thousands)	FY 2016 Actual(3) ($ in thousands)

Gross Revenue	20%	• Measures the growth of our business and is a leading driver of stockholder value creation • Aligns with our growth and durable competitive advantage drivers	85% / 115%	Corporate: $2,850,000 RME: $1,597,075 WEI: $1,100,098	Corporate: $2,753,360 RME: $1,659,952 WEI: $1,146,366	Corporate: $2,583,469 RME: $1,569,702 WEI: $1,028,281

Operating Income	40%	• Primary measure used by stockholders and analysts to evaluate our profitability • Aligns with our margin, durable competitive advantage and enterprise risk management drivers	75% / 125%	Corporate: $187,885 RME: $122,440 WEI: $102,883	Corporate: $176,419 RME: $110,460 WEI: $117,894	Corporate: $158,226 RME: $112,201 WEI: $95,996

Cash Flow	20%

•

Demonstrates our ability to collect on receivables billed to clients, and allows us to invest in our business and return funds to stockholders through dividends and share repurchases

•

Aligns with our capital allocation driver

			75% / 125%	Corporate: $190,000 RME: $122,000 WEI: $105,000	Corporate: $159,521 RME: $71,551 WEI: $118,003	Corporate: $170,568 RME: $119,010 WEI: $97,648

Backlog	20%	• Positions us for growth going forward based upon authorized and funded projects • Aligns with our growth and durable competitive advantage drivers	85% / 115%	Corporate: $2,650,000 RME: $1,650,000 WEI: $990,000	Corporate: $2,541,105 RME: $1,570,362 WEI: $1,005,333	Corporate: $2,378,894 RME: $1,466,096 WEI: $936,865

(1)
Corporate AOP is based on business group AOPs, augmented by planned acquisitions, which are aligned with our business and stockholder interests. The AOPs for business groups include no acquisitions, since capital allocation strategy is implemented at Corporate.
(2)
With respect to Corporate, results exclude the impact of purchase price accounting and a tax settlement in fiscal 2017. With respect to RME, results include only 50% of the impact of an acquisition in fiscal 2017. This inclusion reflects the group president's responsibility to oversee the performance of, and successfully integrate acquisitions.
(3)
With respect to Corporate, results exclude the impact of purchase price accounting, acquisition and integration expenses.

              Each NEO's AIP award is based on the level of achievement of corporate (for Mr. Batrack, Mr. Burdick and Ms. Salin) or business group (for Mr. Chu and Dr. Shoemaker) performance for each of these targets. Minimum (threshold), target and maximum performance criteria and payouts were established for each metric as indicated above. The payout is 50% of target at threshold, 100% of target at target, and 200% of target at maximum, with a straight line interpolation from minimum to target, and from target to maximum. Accordingly, no bonus is earned with respect to a metric if performance is below threshold, and no additional bonus is earned for performance above maximum.

              Further, a financial modifier or "growth factor" is applied to adjust the payout, either upward or downward, based on whether the AOP target is aggressive as compared to the prior year. This growth factor assists in validating the rigor of our AOP goals. Additional details on both the financial and individual performance elements of our AIP are provided below.

AIP Award Formula

              NEO AIP awards are determined using the following formula:

*
IPF may modify Preliminary AIP Award by no more than 20%

Fiscal 2017 Target AIP Opportunities

              The following table sets forth the target award and the maximum award possible as a percentage of fiscal 2017 base salary for each NEO. No bonus is paid if performance is below the threshold performance goals.

Name	Target Award (%)	Maximum Award as a % of Base Salary (%)
Mr. Batrack	120	240
Mr. Burdick	75	150
Mr. Chu	75	150
Dr. Shoemaker	75	150
Ms. Salin	50	100

              These targets are derived in part from peer group and competitive survey analysis data, and in part by the Compensation Committee's judgment on the internal equity of the positions and scope of job responsibilities.

              CPF Range.    The CPF has a range of 0 to 2.0 with a target of 1.0 based on achievement of the AOP performance targets established in the AOP. Specifically, for each of the four metrics, the

Compensation Committee reviewed fiscal 2017 performance as a percentage of the target and determined an award percentage. The results were then averaged to determine the preliminary CPF.

              Growth Factor.    The Compensation Committee believes in setting aggressive targets. Accordingly, the preliminary CPF was increased or decreased based upon the growth level of the AOP targets from the prior fiscal year. This rewards demanding targets and penalizes less strenuous targets. The growth factors indicated below, were applied to each metric and the results were averaged to determine the final CPF.

Growth % of AOP Target from Prior Fiscal Year	Growth Factor Applied to Preliminary CPF

Less than 5%	0.9

5% to 10%	1.0

10% to 15%	1.1

Greater than 15%	1.2

Fiscal 2017 CPF Modifiers

              The following tables show the AIP financial modifiers for our NEOs for fiscal 2017. Our performance resulted in modifiers of 0.956 for Mr. Batrack, Mr. Burdick and Ms. Salin based on Corporate results, 0.734 for Mr. Chu based on RME results, and 1.409 for Dr. Shoemaker based on WEI results. The weighting of the gross revenue, operating income, cash flow and backlog factors was 20%, 40%, 20% and 20%, respectively.

CORPORATE PERFORMANCE
($ in thousands)

Objective	Actual FY 2016(1)	Actual FY 2017(2)	Target FY 2017	Actual FY 2017 as a % of Target FY 2017	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Gross Revenue	2,583,469	2,753,360	2,850,000	96.61	0.887	10/1.1	0.2	0.976
Operating Income	158,226	176,419	187,885	93.90	0.878	19/1.2	0.4	1.054
Cash Flow	170,568	159,521	190,000	83.96	0.679	11/1.1	0.2	0.747
Backlog	2,378,894	2,541,105	2,650,000	95.89	0.863	11/1.1	0.2	0.949

					0.837			0.956

(1)
Reflects the impact of non-cash goodwill and contingent consideration liabilities.
(2)
Reflects the impact of non-cash goodwill and contingent consideration liabilities, and a tax settlement.

RME PERFORMANCE
($ in thousands)

Objective	Actual FY 2016	Actual FY 2017(1)	Target FY 2017	Actual FY 2017 as a % of Target FY 2017	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Gross Revenue	1,569,702	1,659,952	1,597,075	103.94	1.262	2/0.9	0.2	1.136
Operating Income	112,201	110,460	122,440	90.22	0.804	9/1.0	0.4	0.804
Cash Flow	119,010	71,551	122,000	58.65	—	3/0.9	0.2	—
Backlog	1,466,096	1,570,362	1,650,000	95.17	0.839	13/1.1	0.2	0.923

					0.742			0.734

(1)
Reflects 50% of the impact of an acquisition.

WEI PERFORMANCE
($ in thousands)

Objective	Actual FY 2016	Actual FY 2017(1)	Target FY 2017	Actual FY 2017 as a % of Target FY 2017	Preliminary CPF (0-2.0)	Growth % / Growth Factor	Weight	Final CPF (0-2.0)
Gross Revenue	1,028,281	1,146,366	1,100,098	104.21	1.280	7/1.0	0.2	1.280
Operating Income	95,996	117,894	102,883	114.59	1.584	7/1.0	0.4	1.584
Cash Flow	97,648	118,003	105,000	112.38	1.495	8/1.0	0.2	1.495
Backlog	936,865	1,005,333	990,000	101.55	1.103	6/1.0	0.2	1.103

					1.409			1.409

Fiscal 2017 NEO Performance Evaluations and IPF Modifiers

              The Compensation Committee may adjust each NEO's preliminary AIP award under the Executive Compensation Plan by no more than 20% based upon the NEO's IPF. The IPF for each NEO other than the CEO and the CFO is determined by the Compensation Committee following a recommendation by the CEO (for each NEO other than with respect to himself). The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee following a recommendation by the CEO. The IPF for the CEO is determined by the Compensation Committee based on its review of the CEO's annual performance.

IPF	Adjustment Factor to CPF (%)

Less than 0.80	–20

0.80 - 0.90	–10

0.91 - 1.09	0

1.10 - 1.19	+10

Equal to or greater than 1.20	+20

              Each IPF is based on an assessment of the NEO's performance, including contribution to the successful achievement of annual operating goals, leadership in such NEO's area of responsibility, strategic planning, and implementation of applicable corporate objectives. In fiscal 2017, the operational objectives were as follows:

    •
    maintaining high standards in business ethics;

    •
    maintaining high standards in customer service;

    •
    enhancing our organizational structure;

    •
    developing a three-year strategic plan that achieves value creation objectives;

    •
    further implementing the contract management process to minimize risk and surprises, which aligns with our enterprise risk management driver;

    •
    improving key management metrics and reporting;

    •
    improving corporate-wide marketing functions and processes;

    •
    winning key/targeted program competitions, which aligns with our growth driver;

    •
    further implementing our enterprise resource planning system migration plan;

    •
    identifying succession candidates for all executive positions;

    •
    targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

    •
    reducing legal and risk management insurance expenses while maintaining service levels; and

    •
    providing a safe and healthy workplace for employees.

              In determining the IPF and associated adjustment factor for our NEOs, the Compensation Committee noted the following highlights of their respective fiscal 2017 performance:

Name	Performance Highlights	Overall Score/ IPF	Adjustment to CPF

Mr. Batrack	• Developed forward strategic plan tied to key drivers to build stockholder wealth • Successful growth initiatives, including International, Department of Justice, Water Infrastructure, and Department of Defense • Improved margin and increased high-end consulting to yield an improved market valuation • Good growth year-over-year in net revenue, operating income, EPS and backlog • Improved absolute TSR and relative TSR to peers • Improved safety metrics vs. industry national average	1.00	None

Mr. Burdick	• Negotiated favorable amendments to credit facility • Played a key role in an acquisition with favorable terms • Implemented bank services and credit facility for the Asia-Pacific region, which resulted in interest rate and bank fee savings • Identified potentially negative accounting adjustments and implemented changes, and identified future profit improvements	1.02	None

Mr. Chu	• Relocated to Australia to manage acquisition integration • Presided over inconsistent performance of RME operations in North America	0.91	None

Dr. Shoemaker	• Led the WEI group, which had strong financial performance and positioned the operations in key markets that will help differentiate Tetra Tech as a high-end consulting firm. • Played a key role in the Tetra Tech Leadership Academy, and was highly effective at identifying, developing, and promoting talented staff who have the potential to rise to senior leadership.	1.08	None

Ms. Salin	• Led the recently-completed acquisition of a sustainable infrastructure design company in the U.S. • Worked with international advisors to complete the purchase of an Australian-based consulting company • Completed all filings required by the SEC and other regulatory agencies	1.05	None

Fiscal 2017 AIP Awards

              Our NEOs received the AIP awards shown in the following table for fiscal 2017, based on their respective base salary at fiscal 2017 year-end, AIP opportunity, financial modifier and individual modifier:

Name	Fiscal 2017 Base Salary ($)	Target Award Percentage (%)	Financial Modifier (CPF)	Individual Modifier (IPF % Adjustment to CPF)	AIP Award ($)
Mr. Batrack	927,000	120	0.956	0	1,063,000
Mr. Burdick	476,000	75	0.956	0	341,000
Mr. Chu	486,000	75	0.734	0	267,000
Dr. Shoemaker	465,000	75	1.409	0	491,000
Ms. Salin	410,000	50	0.956	0	196,000

Fiscal 2017 LTI Award Program

              Our LTI program provides variable incentive compensation to enhance the alignment of executive interests with stockholder interests, with an emphasis on performance-based vesting. Accordingly, the LTI awards granted in fiscal 2017 were comprised of the following:

Type of Award	% of LTI (By Value)	Vesting	Rationale

PSUs	50%	Determined at conclusion of a three-year performance period, with vesting determined 50% by EPS growth and 50% by relative TSR	Performance-based; alignment with stockholder interests

RSUs	25%	25% on each of the first through fourth anniversaries of the grant date, subject to the holder's continuous employment by us through the applicable vesting date	Retention; facilitate stock ownership; alignment with stockholder interests

Stock Options	25%	25% on each of the first through fourth anniversaries of the grant date, subject to the holder's continuous employment by us through the applicable vesting date	Performance-based; long-term alignment with stockholder interests

Fiscal 2017 LTI Awards

              In fiscal 2017, the Compensation Committee granted the LTI awards shown in the following table. The target LTI value for each NEO was determined by the Compensation Committee and targeted at market median, based on a peer company analysis prepared by Meridian. The number of PSUs, stock options and RSUs awarded were based on the closing price for shares of our common stock on November 16, 2016. As a result of the required use of accounting methodology for determining grant date fair value in the Summary Compensation Table for PSUs with TSR vesting, certain total LTI values exceeded the corresponding target LTI values.

FISCAL 2017 NEO LTI AWARDS

Name	Target LTI Value for FY 17	PSUs (#)	PSUs ($)	Stock Options (#)	Stock Options ($)	RSUs (#)	RSUs ($)	Total LTI Value ($)

Mr. Batrack	3,150,000	37,815	1,828,725	62,599	773,098	18,908	771,446	3,373,269

Mr. Burdick	575,000	6,903	333,781	11,427	141,123	3,451	140,801	615,705

Mr. Chu	575,000	6,903	333,781	11,427	141,123	3,451	140,801	615,705

Dr. Shoemaker	575,000	6,903	333,781	11,427	141,123	3,451	140,801	615,705

Ms. Salin	380,000	4,562	220,619	7,552	93,267	2,281	93,065	406,951

              LTI awards are generally granted annually after the close of the fiscal year, shortly after we file our Form 10-K with the SEC. The Compensation Committee's policy is to grant these equity awards following the public release of our fourth quarter and fiscal year financial results, during an open trading window, and to establish grant dates in advance.

Performance Share Units (PSUs); Three-Year Performance Period

              The PSUs awarded to our NEOs cliff-vest after a three-year performance period, subject to achievement of the applicable performance goals. Vesting is based 50% upon our EPS growth and 50% upon relative TSR performance. Since target LTI opportunity is set at market median, TSR performance at the 50th percentile of the TSR peer group and 100% TSR vesting would only result in payments at market median. If TSR performance is less than the 50th percentile, the resulting payments would be appropriately below market median.

              With respect to the determination of EPS growth, PSUs will vest as follows, based on Adjusted EPS, as defined below, achieved during the performance period.

Vesting	Adjusted EPS Growth
0%	less than 5%
60%	5 to 9%
100%	10 to 14%
120%	15 to 19%
140%	20 to 24%
160%	25 to 29%
180%	30 to 34%
200%	equal to or greater than 35%

              Our Adjusted EPS is the fully diluted earnings per share from our continuing operations, which is then adjusted to reflect the impacts from the following in order to ensure consistency during the vesting period:

    •
    goodwill impairment,

    •
    accounting changes requiring current and prior period adjustments due to materiality,

    •
    changes in newly issued or existing accounting principles,

    •
    the settlement of tax audits for more or less than amounts previously recorded,

    •
    gains or losses from dispositions of subsidiaries and significant business lines, and

    •
    costs incurred in connection with acquisitions, mergers or debt restructurings.

              Our relative TSR performance is measured as our percentile-ranking within the TSR peer group. Equal weight is given to the industry peer group and the S&P 1000. With respect to the determination of relative TSR performance, PSUs will vest as follows based on relative TSR performance achieved during the performance period.

Vesting	Relative TSR Performance (Percentile)
0%	less than 30%
20%	30%
60%	40%
100%	50%
125%	60%
150%	70%
175%	80%
200%	equal to or greater than 90%

              For determining our relative TSR for purposes of PSU vesting, the Committee uses a peer group that represents the industry in which we broadly compete for investor capital and have similar business profiles. The TSR peer group is comprised of 17 U.S. public companies satisfying objective criteria for industry classification, and revenue size, the names of which are as follows:

ABM Industries, Inc.	MYR Group Inc.
Aegion Corporation	McDermott International, Inc.
Clean Harbors, Inc.	Primoris Services Corporation
Covanta Holding Corporation	Quanta Services, Inc.
Dycom Industries Inc.	Stantec Inc.
EMCOR Group, Inc.	Team, Inc.
KBR, Inc.	Waste Connections, Inc.
MasTec, Inc.	Willbros Group, Inc.
Matrix, Inc.

              Our TSR peer group is different than our compensation benchmarking peer group (listed under "Use of Market Survey Data and Peer Group" below) because they support different company needs. For relative TSR benchmarking to determine LTI payout, our former compensation consultant provided an analysis of our competitors for investor capital, and noted that the revenue and/or market cap range could be broader than that used for compensation benchmarking purposes.

Stock Options

              All stock options are non-qualified and vest in equal annual installments over four years provided that the NEO remains employed by us through the applicable vesting date. Options granted in November 2016 expire on the tenth anniversary of the grant date, and the exercise price represents the closing price per share of our common stock on the grant date. The option grant places a significant portion of the NEOs' total compensation at risk, since the option grant delivers a return only if our common stock appreciates over the option's term. Further, the vesting provisions are designed to retain the services of the NEO for an extended duration.

Restricted Stock Units (RSUs)

              All RSUs vest in equal annual installments over four years provided that the executive officer remains employed by us through the applicable vesting date. These vesting provisions are designed to retain the services of the NEO for an extended duration.

OTHER BENEFITS

Nonqualified Deferred Compensation

              Our NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible employees to defer their base salary, AIP award and PSU/RSU awards. The plan provides NEOs, other eligible employees and non-employee directors with a long-term capital accumulation opportunity because savings accumulate on a pre-tax basis. Participating executives may select from among a number of investment options. The plan does not offer above-market interest rates. Deferrals are 100% vested. We do not make matching contributions under the plan. Please refer to the table entitled "Nonqualified Deferred Compensation – Fiscal 2017" in this proxy statement and the information set forth below that table for additional information regarding the deferred compensation plan.

TERMINATION AND CHANGE IN CONTROL

              None of our NEOs has an employment agreement. The absence of employment agreements reflects our pay-for-performance philosophy. If an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment.

              Our NEOs are eligible for severance payments upon termination not for "cause" or by the executive for "good reason," in each case within two years of a "change in control" of our company (each, a "qualifying termination"), in accordance with the terms and conditions of each NEO's respective change in control agreement. In the event of a qualifying termination following a change in control, our NEOs would be eligible to receive severance pay equal to $4,078,800, subject to adjustment for salary changes (in the case of our CEO), 175% of base salary (in the case of Executive Vice Presidents) or 150% of base salary (in the case of Senior Vice Presidents); a pro-rata AIP award for the year of termination, based on actual performance and the actual number of days the NEO worked during the year; the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid; and a payment equal to 102% of the cost of providing one year of health benefits to the NEO and his or her dependents substantially similar to those provided immediately prior to such termination date.

              Under the current change in control agreements, unvested equity awards granted to our CEO would vest only in the event of a qualifying termination within two years after the change in control, with time-based equity awards vesting in full, and performance-based equity awards vesting based on actual performance results. For all other NEOs, all equity awards granted on or after November 3, 2014 would vest only in the event of a qualifying termination within two years after the change in control, with time-based equity awards vesting in full, and performance-based equity awards vesting based on actual performance results, while all equity awards granted prior to November 3, 2014 would vest in full upon a change in control, regardless of whether any applicable performance targets have been met (as of the date of this proxy statement, all equity awards granted prior to November 3, 2014 have vested in accordance with their normal vesting schedule). Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the change in control agreements or otherwise. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code (or be within $1,000 of doing so), the NEO's payments will be reduced so that no excise taxes would be due, unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes (including the excise taxes under Section 4999 of the Code) and receiving the full amount of the payments and benefits, in which case the NEO will receive the full amount of his or her payments and benefits.

              Please refer to "Potential Payments Upon Termination or Change in Control" in this CD&A for additional information regarding change in control events and outstanding awards granted to the NEOs.

COMPENSATION-SETTING PROCESS AND TOOLS

Process

              Each November, following the conclusion of our fiscal year on or about September 30, the Compensation Committee meets to determine the compensation for each executive officer, as follows: (1) the base salary is set for the succeeding fiscal year; (2) the variable AIP award is determined for the prior fiscal year; and (3) the LTI awards are granted for the succeeding fiscal year. Accordingly, in November 2016, the Compensation Committee determined the base salaries for fiscal 2017, the AIP awards for fiscal 2016 based on fiscal 2016 performance, and the LTI for fiscal 2017. In November 2017, the Compensation Committee determined the base salaries for fiscal 2018, the AIP awards for fiscal 2017 based on fiscal 2017 performance, and the LTI awards for fiscal 2018.

Use of Market Survey Data and Peer Group

              The Compensation Committee began its fiscal 2017 process of deciding how to compensate our NEOs by considering the competitive market data provided by our compensation consultant, Meridian, and our human resources staff.

              The Compensation Committee uses the market survey data as a reference point to target TDC at or around the median, also giving consideration to such factors as tenure, individual performance, the individual's responsibilities, market factors, and succession and retention considerations.

              The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although it seeks input and recommendations from the CEO and our human resources staff. Further, the Compensation Committee and the Audit Committee jointly determine the individual performance of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.

              Compensation Peer Group.    The Compensation Committee worked with Meridian to develop a broad, size-appropriate peer group with comparable annual revenue and market capitalization. The peer group was finalized in November 2016 and was used for fiscal 2017 pay decisions. This peer group consists of the companies listed in the table below. Arcadis N.V. was excluded from the market compensation statistics by Meridian due to insufficient available information regarding its executive compensation design.

Company	Fiscal 2016 Revenue ($ in Millions)	Trailing 12 Months Revenue ($ in Millions)	Market Cap on 8/31/17 ($ in Millions)
The Advisory Board Company	803	799	2,168
Aegion Corporation	1,222	1,310	684
Arcadis N.V.	3,514	3,764	1,874
Booz Allen Hamilton, Inc.	5,406	5,875	5,071
CACI International Inc.	3,744	4,355	3,175
CH2M Hill, Inc.	5,236	5,183	N/A
Dycom Industries Inc.	2,673	3,067	2,507
FTI Consulting, Inc.	1,810	1,771	1,309
ICF International, Inc.	1,185	1,119	900
KBR, Inc.	4,268	4,463	2,276
Leidos Holdings, Inc.	7,043	9,594	8,819
McDermott International, Inc.	2,636	2,508	1,744
Navigant Consulting, Inc.	939	948	716
Science Applications Intl. Corp	4,315	4,321	3,227
Stantec Inc.	2,307	2,660	3,151
WSP Global Inc.	4,749	5,157	4,244
Median*	2,673	3,067	2,392
Tetra Tech	2,583	2,747	2,409

*
Excludes Arcadis N.V.

INDEPENDENT OVERSIGHT AND EXPERTISE

              Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing our executive compensation program.

              Under its charter, the Compensation Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management.

ADVISOR INDEPENDENCE

              Meridian did not perform services for our company in fiscal 2017 other than the work undertaken for or at the request of the Compensation Committee.

              Meridian and the Compensation Committee have the following protocols in place to ensure their independence from management:

    •
    the Committee has the sole authority to select retain and terminate Meridian, as well as authorize Meridian's fees and determine the other terms and conditions that govern the engagement;

    •
    the Committee directs Meridian on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations;

    •
    in the performance of its duties, Meridian is accountable, and reports directly, to the Committee; and

    •
    the Committee may consult with Meridian at any time, with or without members of management present, at the Committee's sole discretion.

              In accordance with regulatory requirements, the Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Meridian to perform work in fiscal 2017:

    •
    the provision of other services to us by Meridian;

    •
    the amount of fees received from us by Meridian, as a percentage of Meridian's total revenues;

    •
    the policies and procedures of Meridian that are designed to prevent conflicts of interest;

    •
    any business or personal relationship of a member of the Compensation Committee with the regular members of Meridian's executive compensation team that serve us;

    •
    any of our stock owned by the regular members of Meridian's executive compensation team that serve us; and

    •
    any business or personal relationships between our executive officers and the regular members of Meridian's executive compensation team that serve us.

              The Compensation Committee also obtained a representation letter from Meridian addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee's evaluation of these factors and the representations from each firm, the Compensation Committee concluded that Meridian is an independent adviser and has no conflicts of interest with us.

STOCK OWNERSHIP GUIDELINES

              To further the goal of aligning the interests of executive officers and non-employee directors with those of stockholders, we maintain a policy regarding minimum ownership of our shares. These ownership guidelines currently call for the following:

    •
    the CEO to own shares having a value equal to the lesser of at least six times the CEO's base salary or 170,000 shares;

    •
    each Executive Vice President to own shares having a value equal to the lesser of at least three times base salary or 40,000 shares;

    •
    each Senior Vice President to own shares having a value equal to the lesser of at least two times the executive officer's base salary or 20,000 shares; and

    •
    each non-employee director to own shares having a value equal to the lesser of at least three times the non-employee director's annual base cash retainer or 6,100 shares.

              Until an executive officer's or non-employee director's stock ownership requirement is met, the executive officer or non-employee director must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance share, PSU award or RSU award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance share, PSU and RSU awards, "gain shares" means the total number of shares of common stock subject to any such equity award that vests. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations.

              Each executive officer and non-employee director has five years to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options, and vested and unvested performance shares, PSUs and RSUs, count in determining stock ownership for purposes of the stock ownership guidelines. An executive officer or non-employee director who fails to comply with the stock ownership guidelines will be required to use one-third of any net annual cash bonus or net annual retainer, as applicable, to purchase shares of our stock.

              As of the end of fiscal 2017, all of our executive officers and non-employee directors, other than Ms. Maguire who joined the Board in November 2016, met the stock ownership guidelines.

CLAWBACK POLICY

              If our company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then each executive officer must return to us, or forfeit if not yet paid, a specified amount. The amount is any AIP payment received with respect to an award under our Executive Compensation Plan during the three-year period preceding the date on which our company is required to prepare the accounting restatement, based on the erroneous data less what would have been paid to the executive officer under the accounting restatement as determined by the Compensation Committee.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

              The Compensation Committee considers the tax consequences to Tetra Tech and its NEOs when structuring executive compensation.

Section 162(m) of the Internal Revenue Code

              Section 162(m) of the Internal Revenue Code limits the amount we can annually deduct from compensation paid to certain executive officers to $1 million unless, with respect to taxable years beginning before December 31, 2017 (including fiscal 2017 and fiscal 2018), the compensation qualifies as "performance-based" under tax rules. The Tax Cuts and Job Act, which was signed into law on December 22, 2017, eliminates this exemption for "performance-based" compensation under Section 162(m) with respect to taxable years beginning after December 31, 2017. Accordingly, beginning with fiscal 2019, we will no longer be able to structure executive compensation paid to certain executive officers in excess of $1 million to qualify as "performance-based" under Section 162(m) in order to preserve the deductibility of that compensation (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). Rather, beginning with fiscal 2019, compensation paid to certain executive officers in excess of $1 million will generally not be deductible. We believe that deductibility of executive compensation is an important consideration in structuring executive compensation, but we reserve the right to pay compensation and/or approve executive compensation arrangements that are not fully tax deductible if we believe that doing so is in the best interests of our company and stockholders. For example, our time-based RSU awards with respect to fiscal 2017 are not intended to qualify as "performance-based" compensation under Section 162(m). In addition, even if it is intended that compensation be "performance-based", there is no guarantee that the deductions we claim under Section 162(m) will not be challenged or disallowed by the IRS.

              The AIP awards with respect to fiscal 2017 under our Executive Compensation Plan, which was last approved by our stockholders in 2014, are intended to be "performance-based" compensation under Section 162(m). The Executive Compensation Plan provides that our NEOs may receive a specified percentage of our net income, in each case as reported on our consolidated statements of operations for the applicable fiscal year, as a maximum amount. The Compensation Committee may exercise its discretion to pay an amount substantially less than the maximum amount based on the performance factors that are discussed in the CD&A under the heading Fiscal 2017 AIP Award Program – AIP Performance Measures and Targets. In addition to the AIP awards under the Executive Compensation Plan, our PSU awards with respect to fiscal 2017 are also intended to qualify as "performance-based" compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT

              The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in our fiscal year 2017 Annual Report on Form 10-K and 2018 proxy statement.

              The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation Committee Chair, c/o Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

J. Kenneth Thompson, Chair
Patrick C. Haden
J. Christopher Lewis
Kirsten M. Volpi

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              No member of the Compensation Committee was at any time during fiscal year 2017 one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2017, none of our executive officers has served on the board of directors or compensation committee of any other company, which company has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

              The following table shows the compensation earned by or awarded to our NEOs during fiscal years 2017, 2016 and 2015 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" in 2017 relating to PSUs do not represent the actual amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of those PSUs, which cliff vest, subject to achievement of the applicable performance goals (based 50% by EPS growth and 50% by relative TSR) at the end of a three-year performance period and ultimately may result in no such compensation being realized by the NEO.

Name and Principal Position	Year	Salary(1)	Bonus	Non-Equity Incentive Plan Compensation(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Dan L. Batrack	2017	922,327	—	1,063,000	2,600,171	773,098	37,777	5,396,373
Chairman and Chief	2016	900,000	—	1,368,000	2,642,162	794,406	36,733	5,741,301
Executive Officer	2015	900,000	—	1,048,680	2,641,055	787,503	41,956	5,419,194
Steven M. Burdick	2017	473,577	—	341,000	474,582	141,123	40,245	1,470,527
Executive Vice President	2016	459,923	—	440,000	471,812	141,857	40,363	1,553,955
and Chief Financial Officer	2015	446,154	—	330,000	445,997	134,376	40,414	1,396,941
Ronald J. Chu(6)	2017	483,577	—	267,000	474,582	141,123	124,695	1,490,977
Executive Vice President	2016	469,923	—	525,000	482,299	144,871	113,381	1,735,474
and President of RME	2015	454,231	—	340,000	445,997	134,376	38,928	1,413,532
Leslie L. Shoemaker.	2017	458,942	—	491,000	474,582	141,123	29,769	1,595,416
Executive Vice President	2016	424,808	—	320,000	419,368	125,968	29,819	1,319,963
and President of WEI	2015	368,414	—	275,000	269,677	81,252	30,849	1,025,192
Janis B. Salin.	2017	382,731	—	196,000	313,684	93,267	42,116	1,027,798
Senior Vice President,	2016	378,269	—	240,000	310,348	93,213	37,685	1,059,515
General Counsel and Secretary	2015	363,654	—	180,000	279,606	84,249	38,568	946,077

(1)
Amounts include any portions of salary deferred under our deferred compensation plan. Increases in base salary, if any, became effective in November of each year and were not retroactive to the beginning of the fiscal year. Accordingly for a portion of a fiscal year, an NEO who received a base salary increased received base salary at the prior fiscal year's base salary rate. Effective November 17, 2017, the annual base salaries for the NEOs for fiscal 2018 are as follows: Mr. Batrack, $940,000; Mr. Burdick, $490,000; and Dr. Shoemaker, $490,000; Mr. Chu retired effective November 6, 2017, and Ms. Salin retired effective January 22, 2018.
(2)
The amounts listed in this column for fiscal 2017 reflect the cash awards paid to the NEOs for fiscal 2017 performance, as further described in the Compensation Discussion & Analysis section of this proxy statement and the "Grants of Plan-Based Awards – Fiscal 2017" table below. The amounts listed in this column for fiscal 2016 and 2015 reflect the cash awards paid to the NEOs for performance in those fiscal years.
(3)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted during the applicable fiscal year, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during fiscal 2017, see the "Value Realized on Vesting" column of the "Options Exercised and Stock Vested – Fiscal 2017" table below. Amounts in 2017 include the grant date fair value of PSUs, without adjustment for forfeitures, which are payable at the end of a three-year performance period provided that the performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PSUs are (i) as to 50% of the award, growth in earnings per share, which is a performance condition under FASB ASC Topic 718, and (ii) as to 50% of the award, TSR, which is a market condition under FASB ASC Topic 718, relative to the TSR of (A) 17 companies objectively determined based on GICS code and revenue size (25% of award) and (B) the S&P 1000 (25% of award), in each case computed over the three-year performance period. The performance condition component of the fair value of PSUs was determined based on the fair market value of our common stock on the date of grant. The market condition component of the fair value of the PSUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the volatility of our stock price and other assumptions appropriate for determining fair value. Based on these computations, the grant date fair value of the PSU awards granted on November 18, 2016 to each NEO on that date were $40.80 per share for the performance condition component and $55.92 per share for the market condition component. The maximum grant date fair value of the PSUs granted in fiscal 2017 (200% vesting) was $3,657,450, $667,562, $667,562, $667,562, and $441,238 for Mr. Batrack, Mr. Burdick, Mr. Chu, Dr. Shoemaker and Ms. Salin, respectively.
(4)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock options granted during the applicable fiscal year. The grant date fair value of the stock option awards granted on November 18, 2016 was $12.35 per share. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grants of Plan-Based Awards – Fiscal 2017" table below for information on stock option grants made in fiscal 2017.
(5)
Consists of the employer contribution made on behalf of each of the NEOs to our qualified retirement plan, as well as the reimbursements for vehicle use, financing planning, tax planning, memberships and annual physical examinations described in the Compensation Discussion & Analysis section of this proxy statement.
(6)
In January 2016, Mr. Chu relocated to Sydney, Australia at our request to serve as Chief Executive Officer of Coffey. The All Other Compensation amount for Mr. Chu reflects benefits of USD $88,533 related to this international assignment, including (i) housing benefits of $72,321, (ii) vehicle benefits of $5,879 and (iii) other miscellaneous benefits of $10,333. These expatriate benefits ceased upon his repatriation in October 2017.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2017

              The following table provides information regarding grants of plan-based incentive awards made to our NEOs during fiscal 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(1) (#)	Options(1)(2) (#)	Awards ($)	Awards ($)
Mr. Batrack	(3)	0	1,112,400	2,224,800
	11/18/16								62,599	40.80	773,098
	11/18/16(4)				0	37,815	75,630				1,828,725
	11/18/16(5)							18,908			771,446

											3,373,269
Mr. Burdick	(3)	0	357,000	714,000
	11/18/16								11,427	40.80	141,123
	11/18/16(4)				0	6,903	13,806				333,781
	11/18/16(5)							3,451			140,801

											615,705
Mr. Chu	(3)	0	364,500	729,000
	11/18/16								11,427	40.80	141,123
	11/18/16(4)				0	6,903	13,806				333,781
	11/18/16(5)							3,451			140,801

											615,705
Dr. Shoemaker	(3)	0	348,750	697,500
	11/18/16								11,427	40.80	141,123
	11/18/16(4)				0	6,903	13,806				333,781
	11/18/16(5)							3,451			140,801

											615,705
Ms. Salin	(3)	0	205,000	410,000
	11/18/16								7,552	40.080	93,267
	11/18/16(4)				0	4,562	9,124				220,619
	11/18/16(5)							2,281			93,065

											406,951

(1)
For our CEO, no equity awards will automatically vest upon a change in control. Instead, these awards will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested stock option, restricted stock and RSU awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. For all other NEOs, equity awards made on and after November 3, 2014 will not automatically vest upon a change in control. Instead, these awards will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested stock option, restricted stock and RSU awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. Only the equity awards made to the NEOs other than the CEO prior to November 3, 2014 provide for automatic vesting upon a change in control; as of the date of this proxy statement, all such awards have vested according to their normal vesting schedule. We refer you to "Potential Payments upon Termination or Change in Control" tables below for further information.
(2)
These options vest in equal annual installments on each of the first through fourth anniversaries of the grant date. The options have a maximum term of ten years subject to earlier termination in connection with cessation of service under certain circumstances. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares. For additional detail on the grant date fair value of these options, see footnote (4) of the Summary Compensation Table.
(3)
This row represents the possible AIP awards for fiscal 2017. Additional information about these payments appears above in the Compensation Discussion & Analysis section of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 17, 2017, are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The target and maximum values are calculated by multiplying: (i) 120% and 240%, respectively, by Mr. Batrack's annual base salary; (ii) 75% and 150%, respectively, by Mr. Burdick, Mr. Chu and Dr. Shoemaker's respective annual base salaries; and (iii) 50% and 100%, respectively, by Ms. Salin's annual base salary, each as in effect at the end of fiscal 2015. Consistent with prior fiscal years, there was no threshold value for fiscal 2017.
(4)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of PSUs, as further discussed in the Compensation Discussion & Analysis section of this proxy statement. PSUs cliff-vest in shares of our common stock after the end of a three-year performance period, subject to the achievement of the applicable performance goals. Vesting, from 0% to 200% of the award, is completely at risk, and is based 50% upon our EPS growth and 50% upon our relative TSR. Accordingly, there is no threshold value. Dividends are payable on the underlying PSU shares. For additional detail on the grant date fair value of these PSUs, see footnote (3) of the Summary Compensation Table. Dividend equivalents are payable on the underlying PSU shares, but only to the extent the applicable performance goals are subsequently satisfied and the PSUs vest.
(5)
The amounts shown in these rows reflect the awards of RSUs, as further discussed in the Compensation Discussion & Analysis section of this proxy statement. The RSUs were granted under the 2015 Equity Incentive Plan and vest as to 25% of the award on each of the first through fourth anniversaries of the award date, subject to the holder's continuous employment by us through the applicable vesting date. For additional detail on the grant date fair value of these RSUs, see footnote (3) of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2017

              The following table provides information regarding NEO equity awards outstanding as of October 1, 2017, the end of our 2017 fiscal year.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Batrack	102,500	(4)	—	24.26	11/16/20
	87,191	(5)	29,063	28.58	11/22/21
	47,555	(6)	47,554	27.26	11/21/22
	24,671	(7)	74,013	27.16	11/20/25
	—	(8)	62,559	40.80	11/18/26
						4,772	(5)	222,137
						14,386	(6)	669,668
						21,915	(7)	1,020,143
						18,908	(8)	880,167
									57,545	(9)	2,678,720
									58,442	(10)	2,720,475
									37,815	(11)	1,760,288

Total:	261,917		213,189			59,981		2,792,115	153,802		7,159,483
Mr. Burdick	16,750	(2)	—	23.48	11/12/18
	27,500	(3)	—	22.53	11/11/19
	16,000	(4)	—	24.26	11/16/20
	17,358	(5)	5,785	28.58	11/22/21
	8,115	(6)	8,114	27.26	11/21/22
	4,406	(7)	13,216	27.16	11/20/25
	—	(8)	11,427	40.80	11/18/26
						950	(5)	44,223
						2,454	(6)	114,234
						3,194	(7)	148,681
						3,451	(8)	160,644
									9,819	(9)	457,074
									10,436	(10)	485,796
									6,903	(11)	321,335

Total:	90,129		38,542			10,049		467,782	27,158		1,264,205
Mr. Chu	36,328	(3)	—	22.53	11/11/19
	20,875	(4)	—	24.26	11/16/20
	17,358	(5)	5,785	28.58	11/22/21
	8,115	(6)	8,115	27.26	11/21/22
	4,504	(7)	13,510	27.16	11/20/25
	—	(8)	11,427	40.80	11/18/26
						950	(5)	44,223
						2,454	(6)	114,234
						4,000	(7)	186,200
						3,451	(8)	160,644
									9,819	(9)	457,074
									10,668	(10)	496,595
									6,903	(11)	321,335

Total:	87,180		38,837			10,855		505,301	27,390		1,275,004

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Dr. Shoemaker	16,750	(2)	—	23.48	11/12/18
	16,750	(3)	—	22.53	11/11/19
	10,000	(4)	—	24.26	11/16/20
	10,496	(5)	3,498	28.58	11/22/21
	4,907	(6)	4,906	27.26	11/21/22
	3,916	(7)	11,748	27.16	11/20/25
	—	(8)	11,427	40.80	11/18/26
						574	(5)	26,720
						1,484	(6)	69,080
						3,478	(7)	161,901
						3,451	(8)	160,644
									5,937	(9)	276,367
									9,276	(10)	431,798
									6,903	(11)	321,335

Total:	62,819		31,579			8,987		418,345	22,116		1,029,500
Ms. Salin	16,750	(2)	—	23.48	11/12/18
	16,750	(3)	—	22.53	11/11/19
	10,000	(4)	—	24.26	11/16/20
	10,883	(5)	3,627	28.58	11/22/21
	5,088	(6)	5,087	27.26	11/21/22
	2,898	(7)	8,693	27.16	11/20/25
	—	(8)	7,552	40.80	11/18/26
						595	(5)	27,697
						1,538	(6)	71,594
						2,574	(7)	119,820
						2,281	(8)	106,181
									6,156	(9)	286,562
									6,865	(10)	319,566
									4,562	(11)	212,361

Total:	62,369		24,959			6,988		325,292	17,583		818,489

(1)
Market value calculated based on a stock price of $46.55, the closing price of our common stock on September 29, 2017, the last trading day of our 2017 fiscal year.
(2)
Granted on 11/12/10; vests 25% on 11/12/11 and 25% annually for next 3 years.
(3)
Granted on 11/11/11; vests 25% on 11/11/12 and 25% annually for next 3 years.
(4)
Granted on 11/16/12; vests 25% on 11/16/13 and 25% annually for next 3 years.
(5)
Granted on 11/22/13; vests 25% on 11/22/14 and 25% annually for next 3 years.
(6)
Granted on 11/21/14; vests 25% on 11/21/15 and 25% annually for next 3 years.
(7)
Granted on 11/20/15; vests 25% on 11/20/16 and 25% annually for next 3 years.
(8)
Granted on 11/18/16; vests 25% on 11/18/17 and 25% annually for next 3 years.
(9)
Granted on 11/21/14; cliff-vesting following three-year performance period based on EPS growth and relative TSR.
(10)
Granted on 11/20/15; cliff-vesting following three-year performance period based on EPS growth and relative TSR.
(11)
Granted on 11/18/16; cliff-vesting following three-year performance period based on EPS growth and relative TSR.

              Outstanding options under the 2015 Equity Incentive Plan have a maximum term of ten years measured from the applicable grant date. Outstanding options under our 2005 Equity Incentive Plan have a maximum term of eight years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us under certain circumstances. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

OPTIONS EXERCISED AND STOCK VESTED – FISCAL 2017

              The following table shows the number of shares acquired by each of the NEOs during fiscal 2017 through stock option exercises and the vesting of performance shares and RSUs. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of performance shares and RSUs, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested* (#)	Value Realized on Vesting ($)
Mr. Batrack	320,000	6,965,039	34,405	1,456,066
Mr. Burdick	16,750	323,579	7,829	329,648
Mr. Chu	32,951	742,172	8,101	340,952
Dr. Shoemaker	16,750	343,178	5,119	215,048
Ms. Salin	16,750	350,320	4,946	208,204

*
Consists of PSUs and RSUs.

NONQUALIFIED DEFERRED COMPENSATION – FISCAL 2017

              The following table shows each NEO's contributions and earnings during fiscal 2017 and account balance as of October 1, 2017, under our Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Tetra Tech Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Mr. Batrack	1,443,248	—	272,866	800,620	4,709,555
Mr. Burdick	154,616	—	362,987	—	2,642,310
Mr. Chu	153,358	—	101,118	—	1,263,112
Dr. Shoemaker	—	—	90,487	—	671,710
Ms. Salin	—	—	137,476	—	1,096,171

(1)
These amounts were included in the "Salary" and/or "Non-Equity Incentive Plan Compensation" columns, as applicable, of the Summary Compensation Table.
(2)
None of the amounts are included in the Summary Compensation Table because plan earnings were not preferential or above-market.
(3)
None of the amounts are included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2017.

              The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary, bonuses, non-employee director fees, and equity awards other than options in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. The Deferred Compensation Plan is designed to comply with Section 409A of the Internal Revenue Code. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our NEOs. Since the adoption of the Deferred Compensation Plan by the Board of Directors in 2006, we have not made any contribution on behalf of any director or executive officer.

              Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

              We do not enter into employment agreements with our NEOs (or any executive officers). The CEO's employment may be terminated at any time at the discretion of the Board of Directors. The employment of the other NEOs may be terminated at any time by the CEO with the Board's concurrence.

              We have entered into an amended and restated change in control agreement with each of our NEOs, which terminate on March 25, 2018. The agreements provide that if the NEO's employment is terminated by us "other than for cause" or by the NEO with "good reason," in each case, within two years following a change in control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    severance pay equal to $4,078,800, subject to adjustment for salary changes (in the case of Mr. Batrack), 175% of base salary (in the case of Mr. Burdick, Mr. Chu and Dr. Shoemaker), and 150% of base salary (in the case of Ms. Salin);

    •
    a pro-rata target bonus for the year of termination, based on actual performance and the number of days the NEO worked during the year;

    •
    the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid; and

    •
    a payment equal to 102% of the cost of providing one year of health benefits to the NEO and his or her dependents substantially similar to those provided immediately prior to such termination date.

              Under the terms of the change in control agreements, if an NEO's employment is terminated due to his or her death or disability, in each case, within two years following a change in control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination, based on actual performance and the number of days the NEO worked during the year, together with the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid.

              Each NEO will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his or her employment termination, together with any benefits to which the NEO is entitled under our benefits programs.

              For our CEO, effective November 7, 2016, no equity awards will automatically vest upon a change in control. Instead, these awards will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated by us "other than for cause" or by the CEO for "good reason." Upon such occurrence, all unvested equity awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. For all other NEOs, equity awards made on and after November 3, 2014 will not automatically vest upon a change in control. Instead, these awards will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested equity awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. Equity awards made to the NEOs other than the CEO prior to November 3, 2014 provide for automatic vesting upon a change in control, regardless of whether any applicable performance targets have been met; as of the date of this proxy statement, all such awards have vested according to their normal vesting schedule.

              The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits, in which case the NEO will receive the full amount of his or her payments and benefits. In no event are we obligated to provide any tax gross-up or similar payment to cover any NEO's Section 4999 excise tax.

              A "change in control" for purposes of the change in control agreements generally consists of one or more of the following events:

    •
    an acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    the consummation of a merger, reorganization or consolidation if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities); or

    •
    a sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

              "Good reason" for purposes of the change in control agreements generally includes any of the following actions by us:

    •
    a material diminution of the NEO's base salary, annual bonus opportunity or both;

    •
    a material diminution in the NEO's authority, duties or responsibilities;

    •
    a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report;

    •
    a material diminution in the budget over which the NEO retains authority; or

    •
    a material change in the geographic location at which the NEO must perform his or her services.

              An NEO will only be entitled to terminate his or her employment for good reason if he or she has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice. An NEO's employment will be deemed to have been terminated following a change in control by the NEO for good reason if the NEO terminates his or her employment prior to a change in control for good reason if a good reason condition occurs at the direction of a person or entity who has entered into an agreement with us, the consummation of which will constitute a change in control.

              "Cause" means:

    •
    the willful and continued failure of the NEO to perform substantially his or her duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO by the board of directors or chief executive officer that specifically identifies the manner in which the board of directors or chief executive officer believes that the NEO has not substantially performed his or her duties; or

    •
    the willful engaging by the NEO in illegal conduct or misconduct that is materially and demonstrably injurious to the company.

For purposes of this definition of "cause" no act or failure to act on the part of an NEO will be considered "willful" unless it is done, or omitted to be done, by the NEO in bad faith or without reasonably belief that the NEO's action or omission was in the our best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board of directors or upon the instructions of our chief executive officer or one of our senior officers or based upon the advice of our legal counsel will be conclusively presumed to be done, or omitted to be done, by the NEO in good faith and in our best interests.

Assumptions Regarding the Tables

              The tables below were prepared as though a change in control occurred on September 29, 2017 (the last business day of our most recent fiscal year), and the employment of each of our NEOs was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 29, 2017 (the last business day of our fiscal year), which was $46.55. We are required by the SEC to use these assumptions. However, the NEOs' employment was not terminated on September 29, 2017, and a change in control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only. The following are the equity award and annual bonus assumptions:

    •
    stock options that vest due to a change in control or an employment termination "other than for cause" or for "good reason" within two years following a change in control are valued based on their option spread (i.e., the excess of fair market value of a share of common stock on September 29, 2017 (i.e., $46.55) over the exercise price);

    •
    PSUs and RSUs that vest due to a change in control or an employment termination "other than for cause" or for "good reason" within two years following a change in control are valued based on the number of shares subject to such award multiplied by the fair market value of a share of common stock on September 29, 2017 (i.e. $46.55);

    •
    PSUs are assumed to vest at 100% of target; and

    •
    given that each of the NEO's employment is assumed to have been terminated on September 29, 2017 for purposes of the tables below, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rated bonuses for the year of termination of employment have been included in the tables below.

Dan L. Batrack

	Change in Control ($)(1)	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability Following a Change in Control ($)(2)	Termination Due to Resignation Without Good Reason Following a Change in Control ($)(3)	Termination Due to Cause Following a Change in Control ($)(3)
Severance Benefits(4)	—	4,078,800	—	—	—
Pro-Rated Bonus	—	—	—	—	—
Health Benefits	—	24,000	—	—	—
Accelerated Vesting of Unvested Stock Options(5)	—	3,234,654	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs(5)	—	7,159,483	—	—	—
Accelerated Vesting of Unvested RSUs(5)	—	2,792,115	—	—	—
Golden Parachute Cut-back (if any)	—	(4,171,500)	—	—	—

Total	—	13,117,552	—	—	—

(1)
On November 7, 2016, we entered into an amended and restated change in control agreement with Mr. Batrack providing that unvested equity will not automatically vest on a change in control. Rather, a termination of employment without cause or with good reason within two years following a change in control is also required.
(2)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, and any unpaid base salary through the date of termination. Other payments available from life insurance or disability plans.
(3)
The only cash compensation payable is any unpaid base salary through the date of termination.
(4)
Payable in a cash lump sum payment.
(5)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2017. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason Following a Change in Control," does not include any unvested securities. See "Outstanding Equity Awards at Fiscal Year-End – Fiscal 2017" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested – Fiscal 2017" for information regarding performance shares and RSUs that vested in fiscal 2017.

Steven M. Burdick

	Change in Control ($)(1)	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability Following a Change in Control ($)(2)	Termination Due to Resignation Without Good Reason Following a Change in Control ($)(3)	Termination Due to Cause Following a Change in Control ($)(3)
Severance Benefits(4)	—	833,000	—	—	—
Pro-Rated Bonus	—	—	—	—	—
Health Benefits	—	24,000	—	—	—
Accelerated Vesting of Unvested Stock Options(5)	103,970	582,472	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs(5)	—	1,264,205	—	—	—
Accelerated Vesting of Unvested RSUs(5)	44,223	467,782	—	—	—
Golden Parachute Cut-back (if any)	—	—	—	—	—

Total	148,193	3,171,459	—	—	—

(1)
Represents cash value of equity awards granted before November 3, 2014, the vesting of which would have accelerated in full had a change in control occurred on September 29, 2017.
(2)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, and any unpaid base salary through the date of termination. Other payments available from life insurance or disability plans.
(3)
The only cash compensation payable is any unpaid base salary through the date of termination.
(4)
Payable in a cash lump sum payment.
(5)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2017. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason Following a Change in Control," does not include unvested securities issued subsequent to November 3, 2014. See "Outstanding Equity Awards at Fiscal Year-End – Fiscal 2017" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested – Fiscal 2017" for information regarding performance shares and RSUs that vested in fiscal 2017.

Ronald J. Chu

	Change in Control ($)(1)	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability Following a Change in Control ($)(2)	Termination Due to Resignation Without Good Reason Following a Change in Control ($)(3)	Termination Due to Cause Following a Change in Control ($)(3)
Severance Benefits(4)	—	850,500	—	—	—
Pro-Rated Bonus	—	—	—	—	—
Health Benefits	—	24,000	—	—	—
Accelerated Vesting of Unvested Stock Options(5)	103,970	588,172	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs(5)	—	1,275,004	—	—	—
Accelerated Vesting of Unvested RSUs(5)	44,223	505,301	—	—	—
Golden Parachute Cut-back (if any)	—	—	—	—	—

Total	148,193	3,242,977	—	—	—

(1)
Represents cash value of equity awards granted before November 3, 2014, the vesting of which would have accelerated in full had a change in control occurred on September 29, 2017.
(2)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, and any unpaid base salary through the date of termination. Other payments available from life insurance or disability plans.
(3)
The only cash compensation payable is any unpaid base salary through the date of termination.
(4)
Payable in a cash lump sum payment.
(5)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2017. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason Following a Change in Control," does not include unvested securities issued subsequent to November 3, 2014. See "Outstanding Equity Awards at Fiscal Year-End – Fiscal 2017" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested – Fiscal 2017" for information regarding performance shares and RSUs that vested in fiscal 2017.

Leslie L. Shoemaker

	Change in Control ($)(1)	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability Following a Change in Control ($)(2)	Termination Due to Resignation Without Good Reason Following a Change in Control ($)(3)	Termination Due to Cause Following a Change in Control ($)(3)
Severance Benefits(4)	—	813,750	—	—	—
Pro-Rated Bonus	—	—	—	—	—
Health Benefits	—	24,000	—	—	—
Accelerated Vesting of Unvested Stock Options(5)	62,868	451,013	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs(5)	—	1,029,500	—	—	—
Accelerated Vesting of Unvested RSUs(5)	26,720	418,345	—	—	—
Golden Parachute Cut-back (if any)	—	—	—	—	—

Total	89,588	2,736,608	—	—	—

(1)
Represents cash value of equity awards granted before November 3, 2014, the vesting of which would have accelerated in full had a change in control occurred on September 29, 2017.
(2)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, and any unpaid base salary through the date of termination. Other payments available from life insurance or disability plans.
(3)
The only cash compensation payable is any unpaid base salary through the date of termination.
(4)
Payable in a cash lump sum payment.
(5)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2017. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason Following a Change in Control," does not include unvested securities issued subsequent to November 3, 2014. See "Outstanding Equity Awards at Fiscal Year-End – Fiscal 2017" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested – Fiscal 2017" for information regarding performance shares and RSUs that vested in fiscal 2017.

Janis B. Salin

	Change in Control ($)(1)	Termination Without Cause or With Good Reason Following a Change in Control ($)	Termination Due to Death or Disability Following a Change in Control ($)(2)	Termination Due to Resignation Without Good Reason Following a Change in Control ($)(3)	Termination Due to Cause Following a Change in Control ($)(3)
Severance Benefits(4)	—	615,000	—	—	—
Pro-Rated Bonus	—	—	—	—	—
Health Benefits	—	24,000	—	—	—
Accelerated Vesting of Unvested Stock Options(5)	65,286	375,310	—	—	—
Accelerated Vesting of Unvested Performance Shares/PSUs(5)	—	818,489	—	—	—
Accelerated Vesting of Unvested RSUs(5)	27,697	325,361	—	—	—
Golden Parachute Cut-back (if any)	—	—	—	—	—

Total	92,983	2,158,160	—	—	—

(1)
Represents cash value of equity awards granted before November 3, 2014, the vesting of which would have accelerated in full had a change in control occurred on September 29, 2016.
(2)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid, and any unpaid base salary through the date of termination. Other payments available from life insurance or disability plans.
(3)
The only cash compensation payable is any unpaid base salary through the date of termination.
(4)
Payable in a cash lump sum payment.
(5)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2017. No PSUs were vested as of that date. Other than with respect to amounts under "Termination Without Cause or With Good Reason Following a Change in Control," does not include unvested securities issued subsequent to November 3, 2014. See "Outstanding Equity Awards at Fiscal Year-End – Fiscal 2017" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested – Fiscal 2017" for information regarding performance shares and RSUs that vested in fiscal 2017.

EQUITY COMPENSATION PLAN INFORMATION

              The following table provides information as of October 1, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. A majority of our employees are eligible to participate in the Employee Stock Purchase Plan (ESPP) and the 2015 Equity Incentive Plan (2015 Plan), subject to certain limitations, terms and conditions.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	1,752,933	27.18	3,713,530(3)

(1)
Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2017 and ended on December 15, 2017.
(2)
Consists of the 2015 Plan, the 2005 Equity Incentive Plan (under which awards are no longer granted), the 2003 Outside Director Stock Option Plan (under which options are no longer granted) and the ESPP. If Proposal No. 3 is approved, we will no longer grant awards under the 2015 Plan.
(3)
As of October 1, 2017, an aggregate of 2,644,111, 0, 0 and 1,069,419 shares of common stock were available for issuance under the 2015 Plan, the 2005 Equity Incentive Plan, the 2003 Outside Director Stock Option Plan and the ESPP, respectively.

ITEM 3 – APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

              At our annual meeting, stockholders will be asked to approve the 2018 Equity Incentive Plan (2018 Plan), which was adopted, subject to stockholder approval, by the Board on November 6, 2017.

              We currently maintain the Tetra Tech, Inc. 2015 Equity Incentive Plan (2015 Plan) and the Tetra Tech, Inc. Employee Stock Purchase Plan.

              If stockholders approve the 2018 Plan, no new awards will be granted under the 2015 Plan following the annual meeting. The total number of shares that will be made available for award grants under the 2018 Plan will be 3,000,000 shares. Any shares subject to outstanding awards under our existing equity plans that expire, are cancelled or otherwise terminate, or that are exchanged or withheld to pay the purchase price or exercise price of an award or to satisfy tax withholding obligations at any time after the annual meeting will not be available for award grant purposes under the 2018 Plan.

              If stockholders do not approve the 2018 Plan, we will continue to have the authority to grant equity-based awards under the 2015 Plan. If stockholders approve the 2018 Plan, the termination of our grant authority under the 2015 Plan will not affect awards then outstanding under the 2015 Plan.

              The Board believes that our success depends in part on being able to attract, retain and reward our employees and service providers, and strengthen the link between stockholder and award holder interests. The Board approved the 2018 Plan based in part on a belief that the number of shares currently available under the 2015 Plan and the structure of its share reserve do not give us sufficient authority and flexibility to adequately provide for future incentives beyond 2018. The Board believes that the 2018 Plan reflects an appropriate balance between providing us with the flexibility to continue our equity award program over a multi-year period and stockholder dilution concerns.

DESCRIPTION OF THE 2018 PLAN

              The following is a summary of the principal features of the 2018 Plan. This summary does not purport to be a complete description of all of the provisions of the 2018 Plan. It is qualified in its entirety by reference to the full text of the 2018 Plan. A copy of the 2018 Plan is attached to this proxy statement as Appendix A.

Share Reserve

              The maximum number of shares that may be issued or transferred pursuant to equity awards under the 2018 Plan will equal 3,000,000. We may satisfy our obligations under any awards granted under the 2018 Plan by issuing new shares or treasury shares.

              The following rules apply for counting shares against the applicable share limits of the 2018 Plan:

    •
    Any shares related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged without the Compensation Committee's permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the 2018 Plan.

    •
    The full number of stock options and SARs granted that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the 2018 Plan, regardless of the number of shares actually issued upon settlement of any such award.

    •
    Any shares withheld to satisfy tax withholding obligations on an award issued under the 2018 Plan, shares tendered to pay the exercise price of a stock option, and shares repurchased on the open market with the proceeds of a stock option exercise will not be eligible to be again available for grant under the 2018 Plan.

Maximum Individual Limits

              The 2018 Plan imposes annual per-participant award limits for participants. The annual per-participant limits are as follows: (i) no more than 500,000 shares may be granted as incentive stock options to any single participant during a single calendar year; (ii) no more than 1,000,000 shares may be subject to stock options and SARs to any single participant during a single calendar year; and (iii) no more than 500,000 shares may be subject to performance compensation awards (excluding stock options and SARs) to any single participant during a single calendar year (or, in the event such performance compensation award is paid in cash, other securities, other awards, or other property, no more than the fair market value of 500,000 shares on the last day of the performance period to which such performance compensation award relates).

              The amount of the unused annual limit with respect to the previous calendar year under the 2018 Plan beginning on or after January 1, 2019 for an award denominated in shares shall be added to the maximum applicable per-participant share limit.

Corporate Governance Aspect of the 2018 Plan

              The 2018 Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders' interests. These provisions include, but are not limited to, the following:

    •
    No Discounted Stock Options or SARs:  Stock options and SARs may not be granted with exercise prices or strike prices less than the fair market value of the underlying shares on the grant date, except to replace equity awards due to a corporate transaction.

    •
    No Repricing without Stockholder Approval:  Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a SAR is above the market value of a share, we will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

    •
    No Transferability:  Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

    •
    No Evergreen Provisions:  The 2018 Plan does not contain an "evergreen" feature pursuant to which the shares authorized under the 2018 Plan can be automatically replenished.

    •
    No Automatic Grants:  The 2018 Plan does not provide for automatic grants to any participants.

Section 162(m) – Performance Based Compensation

              The Board approved the 2018 Plan before the Tax Cuts and Jobs Act was signed into law on December 22, 2017. Accordingly, the 2018 Plan is structured in such a manner so that, in the absence of the changes to the law made by the Tax Cuts and Jobs Act, the Compensation Committee could have, in its sole discretion, elected to grant equity awards that satisfied the requirements of "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, as it existed prior to passage of the Tax Cuts and Jobs Act. The Tax Cuts and Jobs Act eliminated the "performance-based compensation" exemption under Section 162(m) with respect to taxable years beginning after December 31, 2017 (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). Pursuant to the "performance-based compensation" exemption, public companies could preserve the deductibility of compensation paid to certain executive officers in excess of $1 million, so long as that compensation qualified as "performance-based compensation" under Section 162(m). The elimination of the "performance-based compensation" exemption under Section 162(m), together with other amendments to Section 162(m) included in the Tax Cuts and Jobs Act, means that, effective with respect to taxable years beginning after December 31, 2017, we will no longer be able to deduct compensation in excess of $1 million paid in any one year to our CEO, any of our other named executive officers, or any employee who was our CEO or one of our other named executive officers for any preceding taxable year beginning with fiscal 2017 (other than any officer who is not subject to U.S. income tax) on the grounds that such compensation qualifies as "performance-based" (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). However, as noted above, the Board approved the 2018 Plan prior to these changes in the law, and we are seeking stockholder approval of the Board-approved 2018 Plan. Therefore, the 2018 Plan includes several provisions that were intended to allow us to satisfy the requirements of "performance-based compensation" for purposes of Section 162(m) if we chose to structure awards under the 2018 Plan to so satisfy those requirements. Nothing in this proposal is intended to suggest that equity awards under the 2018 Plan granted with respect to taxable years beginning after December 31, 2017 will qualify for tax deductibility under Section 162(m) or will be structured in a manner that would have qualified for tax deductibility under Section 162(m) in the absence of the changes imposed by the Tax Cuts and Jobs Act. In addition, nothing in this proposal precludes us or the Compensation Committee from granting equity awards in respect of fiscal 2018 (i.e., our last tax year during which the exemption for "performance-based compensation" will be generally available) that do not qualify for tax deductibility under Section 162(m), including but not limited to time-based RSUs, nor is there any guarantee that equity awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Eligible Persons

              Current employees, directors, consultants and advisors of us and our affiliates, and prospective employees, directors, consultant and advisors of us and our affiliates who have accepted offers of employment or consultancy from us or our affiliates will be eligible to participate in the 2018 Plan. As of January 12, 2018, this group includes eight non-employee directors and approximately 10,000 employees, consultants and advisors, including our executive officers.

Types of Awards

              The 2018 Plan authorizes the Compensation Committee to grant non-qualified and incentive stock options, SARs, restricted stock, restricted stock units (RSUs), stock bonus awards, dividend equivalents and performance compensation awards (including, but not limited to, performance stock units

(PSUs). No grants of equity or cash awards are permitted under our 2015 Plan after March 8, 2018 if the 2018 Plan is approved by the stockholders.

Vesting and Exercise of Stock Options and SARs

              The exercise price of stock options and strike price of SARs granted under the 2018 Plan may not be less than the fair market value of our common stock on the date of grant. The Compensation Committee determines fair market value using any permitted valuation method permitted under the stock rights exemption available under the IRS regulations pertaining to Section 409A of the Internal Revenue Code. The maximum exercise period may not be longer than ten (10) years, subject to equitable tolling as permitted under IRS regulations.

              The Compensation Committee determines when each stock option or SAR becomes exercisable, including the establishment of performance vesting criteria, if any. The award agreement specifies the consequences under the stock option or SAR of a recipient's termination of employment, service as a director or other relationship between the participant and us or our affiliates.

Vesting of Awards Other than Stock Options and SARs

              The Compensation Committee may make the grant, issuance, retention or vesting of restricted stock, RSUs, stock bonus awards, dividend equivalents and performance compensation awards (including, but not limited to, PSUs) (collectively referred to herein as Full Value Awards) contingent upon continued employment with us, the passage of time, or performance vesting criteria (including the level of achievement against such performance vesting criteria it deems appropriate). Full Value Awards may, among other things, involve the transfer of actual shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock. The Compensation Committee may, but is not required to, grant Full Value Awards in respect of fiscal 2018 under the 2018 Plan in a manner intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

Vesting and Holding Limitations

              Awards vesting based on the passage of time will not vest more rapidly than pro-rata over a three-year period, and any award in respect of fiscal 2018 intended to qualify as "performance-based compensation" under Section 162(m) of the Code will have a performance period of at least twelve (12) months, unless the Compensation Committee or an individual award agreement provides otherwise in the case of death, disability, retirement or Change in Control. Notwithstanding the foregoing, up to 5% of the shares authorized on March 8, 2018 may be issued without these vesting limitations, and the limitations are not applicable to any awards to new hires, awards granted in substitution of equity awards issued by another entity, and non-employee directors.

              Until an executive officer's or non-employee director's stock ownership requirement is met, the executive officer or non-employee director must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance compensation award (including, but not limited to, PSUs) or RSUs. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance compensation awards (including, but not limited to, PSUs) and RSUs, "gain shares" means the total number of shares of common stock subject to any such equity award that vests. Gain shares do not include shares that are used to satisfy tax withholding obligations. See "Stock Ownership Guidelines" in the Compensation Discussion & Analysis section of this proxy statement for further information.

Eligibility for Performance-Based Compensation Exemption under Section 162(m)

              As noted above, the Tax Cuts and Jobs Act eliminated the "performance-based compensation" exemption under Section 162(m), pursuant to which public companies could preserve the deductibility of compensation paid to certain executive officers in excess of $1 million that qualified as "performance-based compensation" under Section 162(m). This change in the law is effective with respect to taxable years beginning after December 31, 2017 (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). Accordingly, awards under the 2018 Plan with respect to taxable years beginning after December 31, 2017 will generally not be eligible for a "performance-based compensation" exemption under Section 162(m). Awards under the 2018 Plan with respect to taxable years beginning prior to December 31, 2017 may, but need not, include performance criteria that are intended to satisfy the "performance-based compensation" exemption under Section 162(m) of the Code. Performance-based awards that are payable in cash may also be granted under the 2018 Plan and subject to the maximum individual limits described above. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be based on stock price appreciation (in the case of stock options or SARs) or on one or more of the following performance measures (in the case of Full Value Awards), each of which may be adjusted as provided in the 2018 Plan:

    net earnings or net income (before or after taxes); (ii) net income from operations; (iii) basic or diluted earnings per share (before or after taxes); (iv) net revenue or net revenue growth (in each case, whether or not net of subcontractor costs); (v) gross revenue or gross revenue growth (in each case, whether or not net of subcontractor costs); (vi) gross profit or gross profit growth; (vii) net interest margin; (viii) operating profit (before or after taxes); (ix) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales); (x) cash flow measures (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital), which may but are not required to be measured on a per share basis; (xi) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (xii) share price (including, but not limited to, growth measures or total stockholder return); (xiii) expense targets, cost reduction goals or general and administrative expense savings; (xiv) achieving specified improvements in collection of outstanding account receivable or specified reductions in write-offs; (xv) achieving a target days sales outstanding (DSO) level; (xvi) gross or net operating margins; (xvii) productivity ratios; (xviii) operating efficiency; (xix) measures of economic value added or other "value creation" metrics; (xx) enterprise value; (xxi) stockholder return; (xxii) client retention; (xxiii) employee retention); (xxiv) competitive market metrics; (xxv) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations or meeting business unit or project budgets); (xxvi) objective measures of customer satisfaction; (xxvii) working capital targets; (xxviii) asset growth; (xxix) dividend yield and dividend growth; (xxx) costs of capital, debt leverage, year-end cash position or book value; (xxxi) strategic objectives, including revenue and margin targets; or (xxxii) any combination of the foregoing.

              These performance measures may be applied individually or in any combination, either to us as a whole or to one or more of our affiliates, divisions, operational and/or business units, business segments, administrative departments, or any combination thereof, and measured either annually or cumulatively over a period of years, on an absolute, relative, or adjusted basis, relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the Compensation Committee in the award agreement.

              The number of shares of common stock, stock options, cash or other benefits granted, issued, retainable or vested under an award that is intended to satisfy Section 162(m) upon satisfaction of performance criteria may be reduced by the Compensation Committee based on any further considerations that it may determine appropriate in its sole discretion. Specifically, the Compensation Committee is authorized to adjust or modify the calculation of a performance goal for a performance period within the time period permitted under Section 162(m) (typically within the first 90 days of a performance period) based on:

    asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Administration

              The Compensation Committee administers the 2018 Plan, and has broad authority to do all things necessary or desirable, in its sole discretion, in connection with plan administration. The Compensation Committee will select who will receive awards; determine the type of awards and the number of shares covered thereby; determine fair market value; subject to the terms and limitations expressly set forth in the 2018 Plan, establish the terms, conditions and other provisions of the awards; determine whether, to what extent, and under what circumstances the awards may vest, be settled or exercised in cash, shares, other securities, other awards or other property, or be canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; and determine whether, to what extent, and under what circumstances the delivery of cash, shares, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant or of the Committee. The Compensation Committee may interpret the 2018 Plan and establish, amend and rescind any rules related to the 2018 Plan, and make remedial changes to the terms of an outstanding equity award to comply with applicable laws, regulations and listing requirements and to avoid unintended consequences resulting from unexpected events. The Compensation Committee may also accelerate the vesting or exercisability of, payment for, or lapse of restrictions on awards. The Compensation Committee has the discretion to permit the automatic exercise of vested in-the-money stock options and SARs, and may delegate this authority to our management. The Compensation Committee has the authority to toll the exercise period for options and SARs if such awards held by a former employee cannot be exercised due to trading or other legal restrictions.

              The Compensation Committee is also authorized to impose minimum amounts for partial exercises, to determine the fair market value of our stock from alternative valuation methods recognized by IRS regulations issued under Section 409A of the Code, and to establish special rules in order to comply with non-U.S. legal and tax law requirements with respect to grants of equity awards outside the United States.

Amendments Requiring Stockholder Approval

              The Board may terminate, amend or suspend the 2018 Plan, provided that no action is taken by the Board (except those described under "Adjustments" below) without stockholder approval to:

    •
    increase the number of shares that may be issued under the 2018 Plan;

    •
    reprice, repurchase or exchange underwater stock options or SARs;

    •
    cancel any stock option or SAR with an exercise price or strike price, as the case may be, above the current fair market value of our common stock;

    •
    amend the maximum number of shares that be granted to a participant within a single calendar year;

    •
    extend the term of the 2018 Plan;

    •
    change the class of persons eligible to participate in the 2018 Plan; or

    •
    otherwise implement any amendment required to be approved by stockholders to comply with applicable tax or regulatory requirements (including rules or requirements of any securities exchange on which our shares are listed or to prevent the company from being denied a tax deduction under Section 162(m) of the Internal Revenue Code).

Adjustments

              In the event of a stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, reclassification, repurchase or exchange of shares or other securities of the company, issuance of warrants or other rights to acquire shares or other securities of the company, or other similar corporate transaction or event (including, without limitation, a change in control) that affects the shares, or unusual or nonrecurring events affecting the company, any of its affiliates, or the financial statements of the company or any of its affiliates, or changes in the applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either cash an adjustment is determined by the Compensation Committee in its sole discretion to be necessary or appropriate, then the Compensation Committee will make any such adjustments in such manner as it may deem equitable.

              The impact of the above events on our outstanding stock options, SARs and Full Value Awards granted under the 2018 Plan shall be determined in the Compensation Committee's sole discretion. Permitted adjustments include, but shall not be limited to, (i) adjusting the number of shares or other securities that may be delivered in respect of awards or with respect to which awards may be granted under the 2018 Plan, or the terms of any outstanding award, including, without limitation, the number of shares or other securities subject to such awards, the exercise price or strike price with respect to any award, or any applicable performance measures; (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and (iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committee.

Clawback Requirements

              If the company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then each participant shall return to the company, or forfeit if not yet paid, the amount of any payment received with respect to an award under the 2018 Plan during the three-year period preceding the date on which the company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the participant under the accounting restatement as determined by the Compensation Committee in accordance with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto.

U.S. TAX CONSEQUENCES UNDER THE 2018 PLAN

              The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with equity awards under the 2018 Plan. This summary omits the tax laws of any municipality, state or foreign country in which a participant resides.

Stock Options

              A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time a stock option that does not qualify as an "incentive stock option" under the Internal Revenue Code is granted under the 2018 Plan. At the time of exercise of such a non-qualified stock option, the participant will realize ordinary income, and we will be entitled to a deduction equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

              For stock options that qualify for treatment as "incentive stock options" under the Internal Revenue Code, a participant will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2018 Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.

SARs; Performance Compensation Awards

              In general, (i) the participant will not realize income upon the grant of a SAR or performance compensation award; (ii) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the participant upon exercise of a SAR or in payment of the performance compensation award; and the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a SAR or in payment of a performance compensation award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; RSUs

              Unless the participant files an election to be taxed under Section 83(b) of the Internal Revenue Code: (i) the participant will not realize income upon the grant of restricted stock; (ii) the participant will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code), for grants of restricted stock subject only to time-based vesting and not including any performance conditions, when the restrictions have been removed or expire; and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the participant will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

              A participant will not realize income upon the grant of RSUs, but will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code), for grants of RSUs subject only to time-based vesting and not including any performance conditions, when the RSUs have vested and been settled in cash and/or shares of common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance.

              When the participant disposes of restricted or unrestricted stock, the difference between the amounts received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Section 409A

              Section 409A of the Internal Revenue Code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the 2018 Plan, but may apply in some cases to RSUs, share-denominated performance compensation awards and other Full Value Awards. For such awards subject to Section 409A, certain of our officers may experience a delay of up to six months in the settlement of the awards in shares of our stock.

Withholding

              The 2018 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by such participant.

Section 162(m)

              As described above, cash and equity awards granted under the 2018 Plan may be structured to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, but only with respect to taxable years beginning prior to December 31, 2017. Pursuant to the Tax Cuts and Jobs Act, the "performance-based compensation" exemption will no longer be available with respect to taxable years beginning after December 31, 2017 (unless the compensation at issue is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). To qualify for the "performance-based compensation" exemption during the period such exemption is available, the 2018 Plan must satisfy the conditions set forth in Section 162(m) of the Internal Revenue Code, and stock options and other awards must be granted under the 2018 Plan by a committee consisting solely of two or more outside directors (as defined under Section 162(m) regulations) and must satisfy the 2018 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year (or, for awards denominated in shares but paid in cash, other securities, other awards or other property, no more than the fair market value of that limit on the last day of the performance period to which the award relates). For awards other than stock options and SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2018 Plan, as established and certified by a committee consisting solely of two or more outside directors. The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complicated and subject to change from time to time, and may apply with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2018 Plan will be deductible under all circumstances.

KEY METRICS RELATED TO THE EXISTING PLAN

              The "burn rate" measures how quickly a company uses shares under an equity plan. Our burn rate is calculated by dividing the number of outstanding equity awards granted during the year by the weighted average number of shares of common stock outstanding during the year. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors. The following table sets forth our burn rate for fiscal years 2015, 2016 and 2017 under our equity plans:

	2015	2016	2017	Average
Number of equity awards granted	640,052	610,180	522,516	—
Burn rate %	1.1%	1.0%	0.9%	1.0%

              "Overhang" provides a measure of the potential dilutive effect of outstanding equity awards and shares available for future grants under equity plans. Our overhang is calculated by dividing the number of shares of common stock subject to equity awards outstanding plus the number of shares of common stock available to be granted (the sum of these numbers is referred to as the numerator), by the total number of common shares outstanding plus the numerator. Our overhang at October 1, 2017 was 8.6%, calculated based on a total of 2,639,072 shares of our common stock subject to equity awards outstanding under our equity plans, 2,644,111 shares available for new award grants under the 2015 Plan and 55,872,960 shares of our common stock issued and outstanding as of such date. Assuming the 2018 Plan and the 3,000,000 shares proposed to be authorized for grant thereunder are approved, our overhang would have been 9.2% as of such date (excluding the shares available for grant under the 2015 Plan as of such date which will no longer be available if the 2018 Plan is approved).

NEW PLAN BENEFITS

              The benefits that will be awarded or paid in the future under the 2018 Plan cannot currently be determined. Awards granted under the 2018 Plan are within the discretion of the Compensation Committee, subject to limits on the maximum amounts that may be awarded to any individual. As of January 12, 2018, the closing price of a share of our stock was $49.20.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              Your Board of Directors recommends that stockholders vote FOR approval of the Tetra Tech, Inc. 2018 Equity Incentive Plan. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the 2018 fiscal year, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as a matter of good corporate governance. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the Committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the Committee were to determine that doing so would be in the best interests of our company and stockholders.

              PwC has been our independent registered public accounting firm since fiscal year 2004, and served in that capacity for the 2017 fiscal year. PwC is knowledgeable about our operations and accounting practices, and is well qualified to act as our independent registered public accounting firm. Some governance stakeholders have suggested that a long-tenured auditor poses an independence risk. The Audit Committee has several practices in place that mitigate this potential risk, including the following:

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    Review of all non-audit services and engagements provided by PwC in annually assessing PwC's independence;

    •
    Periodic consideration of whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence;

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    Regular meetings with PwC without management present, and with management without PwC present; and

    •
    Involvement in the interview and selection process for any new lead audit partner.

              In order to regularly bring a fresh perspective to the audit engagement, a new lead audit partner is designated at least every five years, and a new partner was so designated at the beginning of fiscal 2015. The Audit Committee Chair interviewed the partner prior to his designation, and the Audit Committee as a whole was directly involved with members of senior management and PwC in making the selection.

              In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, the quality of its discussion with PwC, and the fees charged by PwC for the level and quality of services provided. Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              Your Board of Directors recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for the 2018 fiscal year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

AUDITOR INDEPENDENCE

              We have been advised by PwC that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or its subsidiaries. As a result, PwC has confirmed that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB) and the regulations of the SEC governing auditor independence. The Audit Committee considers at least annually whether PwC's provision of non-audit services is compatible with maintaining auditor independence.

AUDITOR FEES

              The following is a summary of the fees billed or expected to be billed to us by PwC for professional services rendered for the fiscal years ended October 1, 2017 and October 2, 2016:

Fee Category	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$2,826,409	$2,701,250
Audit-Related Fees	—	11,189
Tax Fees	170,444	354,644
All Other Fees	3,600	3,600

Total Fees	$3,000,453	$3,070,683

              Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for the reviews of the interim consolidated financial statements included in our quarterly reports, and for services that are normally provided by PwC in connection with statutory and regulatory filings or other engagements.

              Audit-Related Fees.    Consists of fees billed for opinion on controls for the Quebec autorité des marches (AMF) certification.

              Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

              All Other Fees.    These fees were associated with an annual license fee for software used by management in performing technical research.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

              The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our executive management. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

AUDIT COMMITTEE REPORT

              Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

              The Audit Committee has reviewed with PricewaterhouseCoopers LLP (PwC) the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's management auditors and PwC the overall scope and plan for their respective audits. The Audit Committee meets regularly with the management auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

              In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended October 1, 2017 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of October 1, 2017.

              The Audit Committee has discussed the consolidated financial statements with PwC and it has also discussed with PwC the matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received a letter from PwC regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PwC the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PwC. In reliance upon the foregoing, the Audit Committee has determined that PwC is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2017, as filed with the Securities and Exchange Commission.

Hugh M. Grant, Chair
J. Christopher Lewis
Kimberly E. Ritrievi
Kirsten M. Volpi

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, unless specifically incorporated by reference herein.

SECURITY OWNERSHIP INFORMATION

INSIDER TRADING POLICY; PROHIBITION ON HEDGING AND PLEDGING

              Our insider trading policy prohibits our directors, officers and employees from engaging in transactions in our company's stock while in the possession of material non-public information and disclosing material non-public information to unauthorized persons, outside our company. In addition, this policy restricts trading for directors and officers (including all NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter.

              Our insider trading policy expressly prohibits our directors, officers and employees from (i) engaging in hedging or monetization transactions such as zero-cost collars and forward sale contracts designed to hedge or offset any decrease in the market value of shares of our common stock held by them, or (ii) pledging any of their shares of our common stock to secure personal loans or other obligations, including by holding such shares in a margin account. To our knowledge, none of our directors or executive officers has hedged or pledged our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

              The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2017 by:

    •
    all those persons known by us to own beneficially 5% or more of our common stock;

    •
    each director and nominee;

    •
    our NEOs; and

    •
    all directors and executive officers as a group.

              Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2017 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2017, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2017. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 55,895,089 shares of common stock outstanding on December 1, 2017 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2017. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned

BlackRock, Inc.(1)	7,446,086	13.3
The Vanguard Group, Inc.(2)	4,910,049	8.8
Dimensional Fund Advisors LP(3)	3,242,303	5.8
Dan L. Batrack(4)	576,914	*
Steven M. Burdick(5)	147,921	*
Ronald J. Chu(6)	77,803	*
Hugh M. Grant(7)	77,721	*
Patrick C. Haden(8)	42,181	*
J. Christopher Lewis(9)	108,489	*
Joanne M. Maguire(10)	13,100	*
Kimberly E. Ritrievi(11)	37,421	*
Janis B. Salin(12)	94,177	*
Leslie L. Shoemaker(13)	123,856	*
Albert E. Smith(14)	68,378	*
J. Kenneth Thompson(15)	70,396	*
Kirsten M. Volpi(16)	34,421	*
All directors and executive officers as a group (23 persons)(17)	1,915,456	3.4

*
Less than 1%
(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 8), dated as of January 11, 2017, filed by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055.
(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 5), dated as of February 9, 2017, filed by The Vanguard Group, Inc., whose address is 100 Vanguard Boulevard, Malvern, PA 19355.
(3)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of February 9, 2017, filed by Dimensional Fund Advisors LP, whose address is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(4)
Includes options to purchase 355,078 shares.
(5)
Includes options to purchase 107,234 shares.
(6)
Includes options to purchase 47,180 shares.
(7)
Includes options to purchase 61,000 shares.
(8)
Includes options to purchase 29,000 shares.
(9)
Includes options to purchase 61,000 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.
(10)
Includes options to purchase 12,200 shares.
(11)
Includes options to purchase 24,800 shares. The business address of Dr. Ritrievi is 1850 Brightwaters Blvd. NE, Saint Petersburg, FL 33704.
(12)
Includes options to purchase 73,326 shares.
(13)
Includes options to purchase 75,543 shares.
(14)
Includes options to purchase 29,000 shares.
(15)
Includes options to purchase 53,000 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, AK 99515.
(16)
Includes options to purchase 24,800 shares. The business address of Ms. Volpi is c/o Colorado School of Mines, 1500 Illinois St., Golden, CO 80401.
(17)
Includes options to purchase 1,222,694 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and owners of more than 10% of our equity securities (collectively, our insiders), to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers, and have instituted procedures to assist them with complying with their reporting obligations. To our knowledge, based solely on our review of SEC filings, our records and written representations from certain of our insiders that no other reports were required to have been filed, we believe that all of our insiders complied with the Section 16(a) filing requirements applicable to them on a timely basis during fiscal 2017.

RELATED PERSON TRANSACTIONS

              Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the NCG Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

              The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    compensation to non-employee directors that is reported in our proxy statement;

    •
    transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;

    •
    transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    transactions where the rates or charges involved are determined by competitive bids;

    •
    transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    ordinary course of business travel and expenses, advances and reimbursements; and

    •
    payments made pursuant to (i) directors' and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

              Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process, or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

              We did not have any related person transactions in fiscal 2017.

MEETING AND VOTING INFORMATION

              This proxy statement is being furnished to stockholders on behalf of our Board to solicit proxies for the Annual Meeting to be held on Thursday, March 8, 2018, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101 and at any adjournment or postponement thereof. The items of business to be acted upon at the meeting are set forth in the Notice of Annual Meeting of Stockholders appearing at the beginning of this proxy statement.

              All stockholders are urged to vote by telephone or on the internet by following the instructions on the Notice of Internet Availability of Proxy Materials (Notice). If you have properly requested and received a paper copy of this proxy statement, you may vote your shares by (a) submitting a proxy by telephone or on the internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided. Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

DELIVERY OF ANNUAL REPORT ON FORM 10-K

              We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended October 1, 2017, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to our Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Our Annual Report on Form 10-K is also available at www.tetratech.com.

DELIVERY OF PROXY MATERIALS

              We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice to our stockholders of record. Brokers, banks and other nominees (collectively, nominees) who hold shares on behalf of the beneficial owners (also called street name holders) will send a similar notice. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

              On or before January 26, 2018, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who properly request paper copies of these materials within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

HOUSEHOLDING

              We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

              For certain holders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you received multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make such request by writing to our Corporate Secretary at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

              If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at (800) 542-1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARES ENTITLED TO VOTE

              Stockholders of record as of the close of business on January 12, 2018 are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock, and there were 55,930,665 shares of our common stock outstanding on January 12, 2018. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

VOTING YOUR SHARES

              You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

              The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

    •
    if you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

    •
    if you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the pre-addressed, postage-paid envelope provided.

              We encourage you to vote by telephone or on the Internet since these methods immediately record your votes and allow you to confirm that your votes have been properly recorded.

              In the event that you return a signed proxy card on which no directions are specified, your shares will be voted

    •
    FOR the election of the nine directors nominated by our Board to serve a one-year term;

    •
    FOR the approval, on an advisory basis, of our executive compensation;

    •
    FOR the approval of the 2018 Equity Incentive Plan;

    •
    FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018; and

    •
    in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

REVOKING YOUR PROXY OR CHANGING YOUR VOTE

              A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (1) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (2) sending a later dated paper proxy; (3) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (4) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

              If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote.

CONFIDENTIALITY OF YOUR VOTE

              Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction, irrespective of method of submission, is confidential and will not be disclosed to any other person other than the broker, trustee, agent or other person tabulating your vote. None of our directors, officers or employees will be able to access individual stockholder votes.

QUORUM AND VOTES REQUIRED

              Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed as inspector of election by our Board. The inspector of election will also determine whether or not a quorum is present. At the Annual Meeting, the existence of a quorum and tabulation of votes is determined as follows:

    •
    shares represented by proxies that reflect abstentions or broker non-votes (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee is not empowered to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. All of the items scheduled to be considered at the Annual Meeting are "non-routine" under the Nasdaq rules, except for Item 4, ratification of the appointment of our independent registered public accounting firm. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares. As a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors; Item 2, approval, on an advisory basis, of our executive compensation; and Item 3, the approval of our 2018 Equity Incentive Plan. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

    •
    Because there is no cumulative voting and this is an uncontested election, each of the director nominees named in Item 1 receiving a majority of the votes cast will be elected (for these purposes, "a majority of votes cast" means that the number of shares voted "for" a director's election exceeds the number of votes "against" that director, with abstentions not counted as votes cast). Abstentions and broker non-votes will not count as a vote for or against a nominee's election and therefore will have no effect in determining whether a director nominee has received a majority of the votes cast.

    •
    For Item 2, approval, on an advisory basis, of our executive compensation, Item 3, the approval of our 2018 Equity Incentive Plan, and Item 4, ratification of the appointment of our independent registered public accounting firm, the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on the item will be the act of the stockholders. Abstentions as to a particular item will have the same effect as a vote against that item. Broker non-votes will have no effect on the vote for Item 2. Ratifying the appointment of our independent registered public accounting firm is considered a routine matter on which brokers may vote in their discretion on behalf of beneficial owners. Accordingly, broker non-votes should not be applicable for Item 4.

VOTING ON ADDITIONAL BUSINESS

              As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting. However, if any other business properly comes before the meeting, votes will be cast in respect of any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.

VOTE RESULTS

              We intend to announce preliminary voting results at the conclusion of the Annual Meeting. We expect to report final voting results in a Current Report on Form 8-K filed with the SEC on or before March 14, 2018.

PROXY SOLICITATION

              We will bear all costs related to this solicitation of proxies. We have retained The Proxy Advisory Group, LLC to assist in soliciting proxies for a fee of $12,000, plus reimbursement for out-of-pocket expenses incident to the preparation and mailing of our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

              Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email message that will provide a link to these documents on the Internet. By opting to access proxy materials via the Internet, you will be able to access them more quickly; save us the cost of printing and mailing them to you; reduce the amount of mail you receive from us; and help us preserve environmental resources.

              You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: www.proxyvote.com. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

TIME AND LOCATION OF ANNUAL MEETING

              The Annual Meeting will take place at 10:00 a.m. Pacific Time on March 8, 2018 at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101.

ANNUAL MEETING PROCEDURES

              You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial owner of our common stock on January 12, 2018, or you hold a valid legal proxy for the annual meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the annual meeting.

              If your shares are registered in the name of a nominee, you may be asked to provide proof of beneficial ownership as of January 12, 2018, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee and present it to the inspector of elections with your ballot.

SUBMISSION OF STOCKHOLDER ITEMS FOR 2019 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

              Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2019 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 26, 2018. Such proposals should be delivered to the Corporate Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

              Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders. To be timely for the 2019 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 26, 2018 and November 25, 2018. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

    •
    the name, age, business address and residence address of such nominee;

    •
    the principal occupation or employment of such nominee;

    •
    the number of shares of our stock that are owned of record and beneficially by such nominee, together with the dates on which such shares were acquired and the investment intent of such acquisition;

    •
    a statement whether such nominee, if elected, intends to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board;

    •
    information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee, including directorships held during the past five years; and

    •
    the consent of the nominee to serve as a director if so elected.

              We will not permit stockholder items that do not fully comply with our notice requirements to be brought before the 2019 Annual Meeting.

              The proxy solicited by the Board for the 2019 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 25, 2018; and (2) on any proposal made in accordance with the bylaw provisions, if the 2019 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

              Our Board of Directors knows of no other matters to be presented for stockholder action at the 2018 Annual Meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Preston Hopson Senior Vice President, General Counsel and Secretary

Pasadena, California
January 24, 2018

APPENDIX A

2018 EQUITY INCENTIVE PLAN

TETRA TECH, INC.
2018 EQUITY INCENTIVE PLAN

              1.           Purpose.    The purpose of the Tetra Tech, Inc. 2018 Equity Incentive Plan is to promote the interests of the Company and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its service providers and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success.

              2.           Definitions.    The following definitions shall be applicable throughout the Plan:

                  (a)          "Affiliate" means any entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company as determined by the Board in its discretion. The term "control," as used in this Plan, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. "Controlled" and "controlling" have meanings correlative to the foregoing.

                  (b)          "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, Dividend Equivalent, and Performance Compensation Award granted under the Plan.

                  (c)          "Award Agreement" means any agreement or other instrument (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.

                  (d)          "Board" means the Board of Directors of the Company.

                  (e)          "Change in Control" means the first of the following:

                      (i)           the purchase or other acquisition by any Person (as defined below), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Company's securities, not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates, representing 50 percent or more on a single date or during any 12 month period of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of the Board; provided, however, that if any Person has satisfied this requirement, the acquisition of additional Company securities by the same Person shall be construed as not triggering a Change of Control; and provided further, however, that an increase in the percentage of voting securities owned by any Person as a result of a transaction in which the Company acquires its voting securities in exchange for property shall not be treated as an acquisition of the Company's voting securities for purposes of this Section 2(d)(i);

                      (ii)          the consummation of a reorganization, merger, or consolidation of the Company, if the Company's stockholders, in combination with any trustee or other fiduciary acquiring voting securities under an employee benefit plan of the Company or an Affiliate as part of such transaction, do not, immediately thereafter, own more than

        50 percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities that is entitled to vote generally in the election of the directors; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of the Company's then outstanding securities shall not be a Change of Control under this Section 2(d)(ii); or

                      (iii)         the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets in a single transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50 percent or more of the combined voting power of the outstanding voting securities of such entity generally entitled to vote in such entity's election of directors immediately after such sale.

                  Notwithstanding the foregoing, in no event may there be more than one transaction or occurrence treated as a "Change in Control" for purposes of the Plan. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i)-(iv) with respect to such Award must also constitute a "change in control event," as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

                  (f)           "Clawback Requirements" shall have the meaning set forth in Section 15(v) of the Plan.

                  (g)          "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

                  (h)          "Committee" means the Compensation Committee of the Board or subcommittee thereof as may be appointed by the Board under Section 4(a) of the Plan, or such other committee of the Board consisting of at least two people as the Board may appoint to administer the Plan, or, if no such committee has been appointed by the Board, the Board.

                  (i)           "Company" means Tetra Tech, Inc., a Delaware corporation, and any successor thereto.

                  (j)           "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

                  (k)          "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l)           "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10(b) of the Plan.

                  (m)        "Effective Date" means the date on which the Plan is first approved by the stockholders of the Company.

                  (n)          "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

                  (o)          "Eligible Person" means any (i) individual employed by the Company or any of its Affiliates; (ii) director of the Company or any of its Affiliates; (iii) consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act, or any other available exemption, as applicable; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once such person begins employment with or providing services to the Company or its Affiliates).

                  (p)          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto. Any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

                  (q)          "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

                  (r)          "Fair Market Value" means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following:

                      (i)           If, on such date, Shares are listed on one or more established U.S. national or regional securities exchanges, the Fair Market Value of a Share shall be the closing price of a Share as quoted on such exchange constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable (or, if no such closing price is reported, the closing bid).

                      (ii)          Notwithstanding clause (i) above, the Committee may, in its discretion, determine the Fair Market Value of a Share on the basis of the opening, closing, or average of the high and low sale prices of a Share on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving Shares as reported on an established U.S. national or regional securities exchange, or on any other basis consistent with the requirements of Section 409A of the Code.

                      (iii)         The Committee may vary its method of determining Fair Market Value as provided in this Section for purposes of different provisions under the Plan. The Committee may delegate its authority to establish Fair Market Value for purposes of determining whether sufficient consideration has been paid to exercise Options or SARs or for purposes of any other transactions involving outstanding Awards.

                  (s)          "Immediate Family Members" shall have the meaning set forth in Section 15(b) of the Plan.

                  (t)           "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

                  (u)          "Indemnifiable Person" shall have the meaning set forth in Section 4(e) of the Plan.

                  (v)          "Nonqualified Stock Option" means an Option that is not designated by the Committee as an Incentive Stock Option.

                  (w)         "Option" means an Award granted under Section 7 of the Plan.

                  (x)          "Option Period" has the meaning given such term in Section 7(c) of the Plan.

                  (y)          "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

                  (z)          "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

                  (aa)       "Performance Criteria" shall mean the criterion or criteria under Section 11(c) that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

                  (bb)       "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

                  (cc)        "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

                  (dd)       "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

                  (ee)       "Performance Share Unit" shall mean a Restricted Stock Unit granted under Section 9 of the Plan for which vesting is partially or wholly dependent on achieving one or more performance objectives.

                  (ff)          "Permitted Transferee" shall have the meaning set forth in Section 15(b) of the Plan.

                  (gg)       "Person" means a "person" as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto; provided, however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  (hh)       "Plan" means the Tetra Tech, Inc. 2018 Equity Incentive Plan.

                  (ii)          "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

                  (jj)          "Restricted Stock" means Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

                  (kk)        "Restricted Stock Unit" means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

                  (ll)          "SAR Period" has the meaning given such term in Section 8(b) of the Plan.

                  (mm)     "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

                  (nn)       "Share" means a share of the Company's common stock, par value $0.01 per share.

                  (oo)       "SEC" means the Securities and Exchange Commission.

                  (pp)       "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

                  (qq)       "Stock Bonus Award" means an Award granted under Section 10(a) of the Plan.

                  (rr)         "Strike Price" means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

                  (ss)        "Substitute Award" has the meaning given such term in Section 5(e).

              3.           Effective Date; Duration.    The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

              4.           Administration.

                  (a)          The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Unless otherwise provided in the Company's bylaws or the Committee's charter, (i) a majority of the members of the Committee shall constitute a quorum, and (ii) a vote of a majority of the members (assuming the presence of a quorum) or the unanimous written consent of the Committee members shall constitute action by the Committee.

                  (b)          Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the Fair Market Value; (v) determine the terms and conditions of any Award and any amendments thereto; (vi) determine whether, to what extent, and under what circumstances Awards may vest, be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (xi) make Awards to foreign employees and others in consideration of foreign laws as contemplated by Section 15(z); and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

                  (c)          Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except (i) the ability to accelerate the vesting of any Award and (ii) for grants of Awards to persons (A) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (B) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

                  (d)          Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

                  (e)          No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

                  (f)           Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

              5.           Grant of Awards; Shares Subject to the Plan; Limitations.

                  (a)          The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Dividend Equivalents and/or Performance Compensation Awards to one or more Eligible Persons.

                  (b)          Subject to Section 12, the maximum number of Shares that may be issued or transferred pursuant to Awards under the Plan will be 3,000,000 Shares. The Company may satisfy its obligations under any award granted under the Plan by issuing new shares or treasury shares. The following rules apply for counting Shares against the maximum number of Shares under this Section 5(b):

                      (i)           Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Stock that is forfeited shall again be available for grant under the Plan.

                      (ii)          The full number of Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.

                      (iii)         Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Option, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.

                  (c)          Awards granted under the Plan shall be subject to the following limitations, which shall be subject to Section 12 of the Plan: (i) no more than 500,000 Shares may be granted as Incentive Stock Options, to any single Participant during a single calendar year; (ii) no more than 1,000,000 Shares may be subject to Options and SARs granted pursuant to Section 7 and Section 8 of the Plan to any single Participant during a single calendar year; and (iii) no more than 500,000 Shares may be subject to Performance Compensation Awards granted pursuant to Section 11 of the Plan (excluding Options and SARs) to any single Participant during a single calendar year or, in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 500,000 Shares on the last day of the Performance Period to which such Award relates; provided, however, that the amount of the unused annual limit with respect to the previous calendar year under the Plan beginning on or after January 1, 2019 for an Award denominated in Shares shall be added to the maximum applicable annual per-Participant Share limit.

                  (d)          At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares. Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase, or a combination of the foregoing.

                  (e)          Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or its Affiliates or with which the Company or its Affiliates combines ("Substitute Awards") in a manner intended to satisfy the provisions of Section 424(a) and Section 409A of the Code. The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.

                  (f)           Except with respect to a maximum of (5%) of the Shares authorized under Section 5(b), as may be adjusted under Section 12, any Award granted under the Plan that vests on the basis of the Participant's continued employment with or provision of service to the

    Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Award that vests upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months, provided that vesting may be shortened in the case of death, disability, retirement or Change in Control as set forth in an Award Agreement or determined by the Committee. Notwithstanding the foregoing, this limit shall not be applicable to any Awards to newly-hired employees, Substitute Awards and non-employee members of the Board.

              6.           Eligibility.    Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its sole discretion, to participate in the Plan. An Eligible Person shall not have a right to receive an Award due to previously receiving one or more Awards under the Plan or any prior equity incentive plan maintained by the Company.

              7.           Options.

                  (a)          Generally.    Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

                  (b)          Exercise Price.    Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price ("Exercise Price") per Share for each Option shall not be less than 100% of the Fair Market Value of such Share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the Exercise Price per Share shall not be less than 110% of the Fair Market Value per Share on the Date of Grant; and provided, further, that a Nonqualified Stock Option may be granted with an Exercise Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

                  (c)          Vesting and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company's insider trading policy (or Company-imposed "blackout period") or would otherwise violate an applicable federal, state, local or foreign law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition or violation; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option.

                  (d)          Method of Exercise and Form of Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a "net exercise" method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares for which the Option was exercised. Any fractional Shares shall be settled in cash.

                  (e)          Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Share acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Share before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

                  (f)           Compliance with Laws, etc.    Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

                  (g)          Net Exercise of In-the-Money Options on the Expiration Date.    Notwithstanding the foregoing, the Committee may provide in its sole direction and in such manner as it determines appropriate for in-the-money Options to be exercised on their expiration date (as defined below) by using a net exercise and for the Company to withhold Shares from such Award to satisfy applicable minimum tax withholding requirements. For purposes of this Section 7(g), (i) the "expiration date" shall be the last day on which an Option may be exercised under the terms of the applicable Award Agreement and (ii) an "in-the-money Option" means an Option in which the Fair Market Value of a Share is greater than the Exercise Price per Share on the expiration date.

              8.           Stock Appreciation Rights.

                  (a)          Generally.    Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

                  (b)          Vesting and Expiration.    A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR.

                  (c)          Method of Exercise.    SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, rules similar to those in Section 7(g) (regarding a Net Exercise of In-the Money Options on the Expiration Date) may be applied by the Committee in its sole discretion to SARs when the Fair Market Value of a Share is greater than the Strike Price per Share on the last day on which a SAR may be exercised under the terms of the applicable Award Agreement.

                  (d)          Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee at the Date of Grant. Any fractional Shares shall be settled in cash.

              9.           Restricted Stock and Restricted Stock Units.

                  (a)          Generally.    Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

                  (b)          Book Entry and Stock Certificates; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued, or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company's directions, and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such Shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

                  (c)          Vesting.    The Restricted Period shall lapse in such manner and on such date or dates, and, with respect to Performance Share Units, achievement of such performance results, as determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Units.

                  (d)          Delivery of Restricted Stock and Settlement of Restricted Stock Units.

                      (i)           Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Share). Participants holding shares of Restricted Stock shall be entitled to receive dividends and other distributions paid with respect to such Shares as follows unless otherwise provided in the Award Agreement:

                        (A)         If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Restricted Stock with respect to which they were paid.

                        (B)         If any such dividends or distributions are paid in cash, the Award Agreement shall specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Restricted Period and paid or forfeited when the related Restricted Stock vests or is forfeited.

                       (ii)          Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, allow Participants to elect to defer the delivery of Shares beyond the expiration of the Restricted Period in compliance with Section 409A of the Code.

                   (e)          Legends on Restricted Stock.    Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Shares:

                  TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TETRA TECH, INC. 2018 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN TETRA TECH, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TETRA TECH, INC.

              10.         Stock Bonus Awards; Dividend Equivalents.

                  (a)          Stock Bonus Awards.    The Committee may issue unrestricted Shares, or other Awards denominated in Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

                  (b)          Dividend Equivalents.    Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. No Dividend Equivalent shall be payable with respect to any Award unless specified by the Committee in the Award Agreement.

              11.         Performance Compensation Awards.

                  (a)          Generally.    The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary in the Plan, the Committee shall have no obligation to grant any Award in the form of "performance-based compensation" under Section 162(m) of the Code.

                  (b)          Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

                  (c)          Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and may include any of the following: (i) net earnings or net income (before or after taxes); (ii) net income from operations; (iii) basic or diluted earnings per Share (before or after taxes); (iv) net revenue or net revenue growth (in each case, whether or not net of subcontractor costs); (v) gross revenue or gross revenue growth (in each case, whether or not net of subcontractor costs); (vi) gross profit or gross profit growth; (vii) net interest margin; (viii) operating profit (before or after taxes); (ix) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales); (x) cash flow measures (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital), which may but are not required to be measured on a per-Share basis; (xi) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (xii) Share price (including, but not limited to, growth measures or total stockholder return); (xiii) expense targets, cost reduction goals or general and administrative expense savings; (xiv) achieving specified improvements in collection of outstanding account receivable or specified reductions in write-offs; (xv) achieving a target days sales outstanding (DSO) level; (xvi) gross or net operating margins; (xvii) productivity ratios; (xviii) operating efficiency; (xix) measures of economic value added or other "value creation" metrics; (xx) enterprise value; (xxi) stockholder return; (xxii) client retention; (xxiii) employee retention; (xxiv) competitive market metrics; (xxv) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations or meeting business unit or project budgets); (xxvi) objective measures of customer satisfaction; (xxvii) working capital targets; (xxviii) asset growth; (xxix) dividend yield and dividend growth; (xxx) cost of capital, debt leverage, year-end cash position or book value; (xxxi) strategic objectives, including revenue and margin targets; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period's Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more of its Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more of its Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

                  (d)          Modification of Performance Goal(s).    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

                  (e)          Payment of Performance Compensation Awards.

                      (i)           Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

                      (ii)          Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

                      (iii)         Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period.

                  (f)           Timing of Award Payments.    Performance Compensation Awards that are not considered "deferred compensation" subject to Section 409A of the Code which are granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance

    Period is completed. Performance Compensation Awards that are considered "deferred compensation" subject to Section 409A of the Code shall be paid to Participants in the manner described in the applicable Award Agreement.

              12.         Changes in Capital Structure and Similar Events.    In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

                  (i)           adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

                  (ii)          subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

                  (iii)         subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of any outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per Share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of any outstanding Restricted Stock, Restricted Stock Unit, Stock Bonus Award, or other Award denominated in Shares, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Award or the underlying Shares subject thereto.

For the avoidance of doubt, in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

              13.         Effect of Change in Control.    Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

                  (a)          the then outstanding Options and SARs shall become immediately exercisable as of a time immediately prior to the Change in Control;

                  (b)          the Restricted Period shall expire as of a time immediately prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

                  (c)          Performance Periods in effect on the date the Change in Control occurs shall end on such date, and (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee's determination of the degree of attainment of the Performance Goals, or by assuming that the applicable "target" levels of performance have been attained or on such other basis determined by the Committee; and

                  (d)          cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Shares subject to their Awards.

              14.         Amendments and Termination.

                  (a)          Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 4(e) shall apply with respect to any action or omitted to be taken by an Indemnifiable Person under the Plan or any Award Agreement prior to such amendment; (ii) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (iii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant, holder or beneficiary.

                  (b)          Amendment of Award Agreements.    The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, and (ii) the Committee may not cancel any outstanding Option or SAR in order to replace it with a new Option, SAR or other Award, and the Committee may not take any other action that is considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted or that would result in cancellation of any Option or SAR with an Exercise Price or Strike Price, as the case may be, above the current Fair Market Value of a Share in exchange for cash or other property.

                  (c)          Extension of Termination Date.    If the exercise of the Option following the termination of the Participant's employment or service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(c) and (ii) the expiration of a period of thirty (30) days after the termination of the Participant's employment or service during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

                  (d)          Restriction on Grant of Awards.    No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

              15.         General.

                  (a)          Award Agreements.    Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, administrators, beneficiaries, successors and assigns of the Participant.

                  (b)          Nontransferability.

                      (i)           Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                      (ii)          Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee in its sole discretion, or (2) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

                      (iii)         The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the satisfaction of any applicable vesting conditions and consequences of the termination of the Participant's employment by, or services to, the Company or one of its Affiliates under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or SAR shall be exercisable by the Permitted Transferee only if such Option or SAR has vested due to the Participant's satisfaction of the applicable vesting criteria and only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

                  (c)          Tax Withholding.

                      (i)           A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

                      (ii)          Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

                  (d)          No Claim to Awards; No Rights to Continued Employment; Waiver.    No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

                  (e)          International Participants.    With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

                  (f)           Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

                  (g)          Termination of Employment/Service.    Unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with any of its Affiliates (or vice-versa) shall be considered a termination of employment or service with the Company or such Affiliate; and (ii) if a Participant's employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company and its Affiliates.

                  (h)          No Rights as a Stockholder.    Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued or delivered to that person or registered in the name of that person in book-entry form.

                  (i)           Government and Other Regulations.

                      (i)           The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such Shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

                      (ii)          The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Shares from the public markets, the Company's issuance of Shares to the Participant, the Participant's acquisition of Shares from the Company and/or the Participant's sale of Shares to the public markets, illegal or impractical after the Company has used commercially reasonable efforts to comply with applicable law. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate

        Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

                  (j)           Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

                  (k)          Nonexclusivity of the Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

                  (l)           No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

                  (m)        Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

                  (n)          Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

                  (o)          Governing Law.    Except to the extent that provisions of the Plan are governed by applicable provisions of the Code, the Exchange Act or other substantive provisions of federal law, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

                  (p)          Severability.    If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (q)          Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

                  (r)          Code Section 162(m) Approval.    If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

                  (s)          Other Agreements.    Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

                  (t)           Payments.    Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Shares under any Award made under the Plan.

                  (u)          Non-Qualified Deferred Compensation.

                      (i)           It is intended that this Plan and Awards hereunder shall be administered, operated and interpreted in a manner so that Awards are either exempt from or comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (A) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (B) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. It is intended that actions taken under this Plan shall not result in an Award failing to comply with Section 409A of the Code, to the extent Section 409A is applicable to such Award. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to this Section 15(u).

                      (ii)          With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan are designated as separate payments.

                      (iii)         Notwithstanding anything in the Plan to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code and which would otherwise be payable upon the Participant's "separation from service" (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" or, if earlier, the Participant's date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum, without interest, on the earliest date permitted under Section 409A of the Code that is also a business day.

                  (v)          Claw-back Requirements.    Notwithstanding any other provision of the Plan to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the "Clawback Requirements"), if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the amount of any payment received with respect to an Award under the Plan during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the Participant under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

                  (w)         No Liability with Respect to Any Corporate Action.    Subject to Section 15(u), nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or any of its Affiliates to be appropriate or in its best interest, and no Participant or beneficiary of a Participant will have any claim against the Company or any of its Affiliates as a result of any such corporate action.

                  (x)          Affiliate Employees.    In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the Shares to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

                  (y)          Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals,

    who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

                  (z)          Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

TETRA TECH, INC. C/O COMPUTERSHARE P.O. BOX 43070 PROVIDENCE, RI 02940-3070

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 7, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ElECTRONIC DElIVERY Of fuTuRE PROXY MATERIAlS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 7, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK  BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote fOR all of the listed nominees:

1.	Election of Directors	☐	☐	☐

Nominees

01	Dan L. Batrack	02 Hugh M. Grant	03 Patrick C. Haden		04 J. Christopher Lewis	05 Joanne M. Maguire
06	Kimberly E. Ritrievi	07 Albert E. Smith	08 J. Kenneth Thompson		09 Kirsten M. Volpi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2	To approve, on an advisory basis, the Company's executive compensation;					☐	☐	☐

3	To approve the Company's 2018 Equity Incentive Plan;					☐	☐	☐

4	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2018.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. All joint holders must sign. If signing as attorney, executor, administrator, or other fiduciary, please include full title. If a corporation or partnership, please include full corporate or partnership name and name of authorized officer signing.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000351205_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com

TETRA TECH, INC.

Annual Meeting of Stockholders

March 08, 2018, 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein or, if no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations with respect to the election of directors and proposals 2, 3 and 4, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

The stockholder(s) hereby revoke(s) all prior proxies to vote at the Annual Meeting or any postponement or adjournment thereof and appoint(s) Dan L. Batrack and Richard A. Lemmon, and each of them, as proxies, each with full power of substitution, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot and any other matters which may properly come before the Annual Meeting and all postponements or adjournments of the Annual Meeting, all of the shares of common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held at 10:00 AM Pacific Time on 03/08/2018, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any postponement or adjournment thereof.

Complete and sign on the reverse side

0000351205_2 R1.0.1.17